UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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Umpqua Holdings Corporation

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Umpqua Holdings Corporation Notice of Annual Meeting of Stockholders & 2021 Proxy Statement

Notice of Annual Meeting of Shareholders

to be Held April 20, 2021

The annual meeting of shareholders of Umpqua Holdings Corporation (the “Company”) will be held virtually at
2:00 p.m., Pacific time, on Tuesday, April 20, 2021 to take action on the following:

Items of Business

•	Elect 11 nominees to the Company’s Board of Directors, to hold office until the 2022 annual meeting of shareholders and qualification and election of their successors.
•	Ratify the Audit and Compliance Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
•	Approve, on an advisory basis, the Company’s named executive officer compensation as described in the attached Proxy Statement.

Other Business

•

Consider and act upon such other business that is properly brought before the annual meeting or any adjournments or postponements thereof. As of the date of this notice, the Board of Directors knows of no other matters that may be brought before shareholders at the meeting.

If you were a shareholder of record of Company common stock as of the close of business on February 12, 2021, you are entitled to receive this notice, and participate in and vote at the annual meeting, and any adjournments or postponements thereof.

Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders, associates, directors and vendors this year’s annual meeting will be a virtual annual meeting.

The Company’s Board of Directors has authorized participation in the annual meeting by remote communication. You will not be able to physically attend the annual meeting.

To participate in the meeting, please visit www.virtualshareholdermeeting.com/umpq2021 at least 15 minutes prior to the start of the meeting. You will be required to enter the control number found on your proxy card, or on the voting instruction form or notice from your broker. You may vote during the meeting by following the instructions on the meeting website.

You may vote by mail, by telephone or online. Please have your 16-digit control number available if voting by phone or online. Voting by phone or online has the same effect as submitting a properly executed proxy card.

To vote online, visit: www.proxyvote.com.

To vote by phone, call 1-800-690-6903.

To vote by mail, clearly mark your vote, sign, date and return your proxy in the envelope provided.

For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials or the accompanying proxy card.  You can request to receive proxy materials by mail or e-mail. You will find our Proxy Statement, Form 10-K and other important information at our website: https://www.umpquabank.com/investor-relations.  When you visit our site, you can also subscribe to e-mail alerts that will notify you when we file documents with the SEC and issue press releases.  Your vote is important.  Whether or not you expect to participate in the annual meeting, it is important that your shares be represented and voted.

The Proxy Statement for the annual meeting and proxy card are being sent or made available on or about March 5, 2021.

By Order of the Board of Directors,

Andrew H. Ognall
EVP/General Counsel/Secretary

PROXY STATEMENT TABLE OF CONTENTS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Umpqua Holdings Corporation (the “Board”) for the annual meeting of shareholders and at any adjournments or postponements of the meeting.  This Proxy Statement and accompanying proxy card are being sent or made available on or about March 5, 2021. In this Proxy Statement we refer to Umpqua Holdings Corporation as the “Company,” “Umpqua,” “we,” “us,” “our,” or similar references.

Proxy Summary

This summary does not contain all the information you should consider, and you should carefully read the entire Proxy Statement before voting. For information about voting and the virtual annual meeting please see Questions and Answers About Voting and the Shareholder Meeting at the end of this Proxy Statement. Your vote is very important. The Board is requesting that you allow your common stock to be represented at the meeting by proxy.

VIRTUAL ANNUAL MEETING

We are pleased that this year's annual meeting will again be a completely virtual meeting, which will be conducted via live webcast. You are entitled to participate in the annual meeting only if you were a shareholder as of the close of business on February 12, 2021 or if you hold a valid proxy for the annual meeting. The meeting webcast will begin promptly at 2:00 p.m., Pacific Time, on Tuesday, April 20, 2021. Online access will begin at 1:30 p.m., Pacific Time, and we encourage you to access the meeting prior to the start time.

Admission and Participation

You will be able to participate in the annual meeting of shareholders online by visiting www.virtualshareholdermeeting.com/umpq2021. To be admitted into the virtual annual meeting and to participate, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you misplace your 16-digit control number and your shares are held in street name, please contact your broker for assistance. If you are the registered holder of your shares and misplace your 16-digit control number please contact investorrelations@umpquabank.com.

Contact 844-986-0822 (toll-free) if you have any technical difficulties or trouble accessing the virtual meeting.

Shareholder Questions at the Virtual Annual Meeting

Prior to the meeting, questions pertinent to meeting matters can be submitted to investorrelations@umpquabank.com or mailed to Umpqua Holdings Corporation, One SW Columbia Street, Suite 1200, Attn: Andrew Ognall, Portland, Oregon 97204. During the meeting questions pertinent to meeting matters can only be submitted in the question box provided at: www.virtualshareholdermeeting.com/umpq2021. Umpqua reserves the right to edit or reject questions it deems profane or otherwise inappropriate, and to consolidate similar questions into one. Pertinent questions will be answered during the meeting, subject to time limitations.

Replays

A link to a replay of the virtual annual meeting will be posted as soon as practical at: www.umpquabank.com/investor-relations.

ANNUAL MEETING BUSINESS

Proposal		Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
1.	Election of Directors	Majority*	No effect; not treated as a vote cast, except for quorum purposes	No	No effect
2.	Ratification of selection of Independent Registered Public Accounting Firm	Votes cast “For” exceed “Against” votes	No effect; not treated as a vote cast, except for quorum purposes	Yes	No effect
3.	Advisory vote on executive compensation	Votes cast “For” exceed “Against” votes	No effect; not treated as a vote cast, except for quorum purposes	No	No effect

*	See “Item 1. Election of Directors” for additional information about majority voting.

2021 PROXY STATEMENT    1

2020 BUSINESS HIGHLIGHTS

COVID-19 Response

Umpqua quickly adapted to the challenges presented by the global pandemic in 2020. We maintained our focus on advancing key strategic initiatives while enhancing associate benefits and community support, and addressing customer needs during severe economic disruption.

Being There for Customers

Active participant in PPP

•     Funded over 16,900 PPP loans in 2020 with an average size of $121,000

•     Shifted retail store access to appointment, drive-thru and restricted lobby access, allowing us to keep over 90% of our stores open on any given day

•     Invested in our human digital solutions

•     Mobile banking usage trends up 9% year-over-year

•     Over 70,000 customers engaged with Umpqua Go-To® application

•     Granted fee waivers and loan and lease deferrals

Supporting Associates

Pandemic support and focus on associate safety

•     Increased pay for our customer-facing associates during pandemic

•     Transitioned approximately 90% of our non-retail store workforce to remote work

•     Established pandemic pay bank for associates needing paid time off due to COVID-19 impacts

•     Implemented enhanced cleaning and facility safety measures

•     Created diligent return to office strategies focused on associate safety

Community Involvement

Investment in communities severely impacted by pandemic and wildfires

•     Made $3.0 million in grants and investments to organizations providing COVID-19 community relief and small business microloans

•     57% of grants to non-profits focusing on economic opportunity for underserved communities

•     43% of grants to non-profits whose programming focuses on educational attainment

•     Initiated virtual volunteerism program

•     Activated associate 3:1 giving match to charitable donations

•     Created wildfire relief programs

$2.05B PPP Loans
$3.0M Community Relief Funds
3:1 Associate Giving Match

Named Most Admired Financial Services Company in Oregon by the Portland Business Journal for the fifteenth consecutive year

2    UMPQUA HOLDINGS CORPORATION

Financial Highlights

Growth

Gross loan and lease growth of 3% and deposit growth of 10%

•     Total assets increased to $29.2 billion as of December 31, 2020 from $28.8 billion as of December 31, 2019

•     Gross loans and leases grew 3%--$583.7 million year-over-year

•     Deposits increased 10%--$2.1 billion year-over-year

Earnings

Year-over-year diluted earnings decrease, strong operating earnings in a lower interest rate and challenging economic environment

•     2020 loss of $6.92 on per diluted share basis impacted by one-time goodwill impairment charge of $8.10 per share recorded in the first quarter

•     Net interest income decreased by $38.1 million, driven primarily by a decrease in short and long-term interest rates during the year

•     Non-interest income increased by $72.2 million

Credit Quality

Strong credit quality in difficult economic conditions

•     Net charge-offs to average loans and leases of 0.32% compared to 0.29% for 2019

•     Non-performing assets to total assets ratio of 0.24% in 2020 compared to 0.23% in 2019

•     Non-performing loans and leases to total loans and leases of 0.31% for 2020 compared to 0.30% for the prior year

•     Classified loans to total loans of 0.92% compared to 0.83% for 2019

Strategic Initiatives

Grew tangible book value by 7.2% (including the impact of dividends by 12.7%) and continued cost savings initiatives

•     Paid dividends of $0.84 per share in 2020 and 2019

•     Ended 2020 with excess capital positioning us to take advantage of potentially improved economic conditions for organic loan growth

•     Continued real estate rationalization with estimated annual cost savings of $5.0 million effective Q1 2021 including impact of sale of seven stores

•     Invested in strategic hires in profitable corporate, business, commercial and small business segments

$29.2B Total Assets
$2.1B Deposit Increase Y-O-Y
15.6% FYE Total Risk Based Capital
$0.84 Dividends Paid	Per Share

All regulatory capital ratios remained in excess of well-capitalized thresholds and internal policy limits

2021 PROXY STATEMENT    3

GOVERNANCE

98% Say-on-Pay Approval

Shareholder Engagement

Conduct annual shareholder outreach to discuss governance and compensation matters

•     Invite all shareholders to reach out with governance and compensation questions through our investor relations web site at investorrelations@umpquabank.com

•     Contact at least our 30 largest shareholders, representing over 60% of our outstanding shares, to discuss governance and compensation matters

•     Provide feedback to our Compensation and Nominating and Governance Committees and provide shareholder access to directors on material issues

•     No material issues raised in 2020

Board of Directors

Nominate a diverse board of directors with a mix of professional experiences, gender, ethnicity and backgrounds

•     Elect directors annually

•     Adopted a majority voting standard in our Articles of Incorporation

•     Ensure majority of the Board is independent with key committees comprised solely of independent directors

•     Hold annual strategic planning Board meeting

•     Conduct annual Board, committee and individual director evaluations

•     No director currently serves on more than two other public company boards

•     Throughout the COVID-19 pandemic crisis, the Board has overseen our crisis management and response to ensure that we identify and respond to emerging risks

Compensation

Emphasize performance-based compensation and strong governance practices

•Short term incentives tied to operating earnings per share performance

•Long term incentives based on relative three-year total shareholder return and return on average tangible common equity on an operating earnings basis

•     Fully independent Compensation Committee

•     Compensation Committee hires its own advisors

•     98% approval of 2020 say-on-pay vote

58 Average Director Age
9 Average Director Tenure

4    UMPQUA HOLDINGS CORPORATION

Item 1.  Election of Directors

The Board has nominated 11 directors, including our CEO, for election to serve until the 2022 annual meeting and qualification and election of their successors. Each of the nominees was elected to serve on the Board at the 2020 annual meeting and is currently serving as a director.  The individuals appointed as proxies intend to vote “FOR” the election of the nominees.  If any nominee is not available for election, the individuals named in the proxy intend to vote for such substitute nominee as the Board may designate, upon the recommendation of the Nominating and Governance Committee.  Each nominee has agreed to serve on the Board and we have no reason to believe any nominee will be unavailable to serve. Additional information on our annual process to select directors is included below in Corporate Governance Overview - Director Criteria and Nomination Procedures.

Our articles of incorporation and bylaws provide that each director is elected to serve a one-year term of office, expiring at the next annual meeting of shareholders, provided, however, that each director continues to serve until the director’s successor is elected and qualified or until there is a decrease in the number of directors. Our articles of incorporation establish the number of directors at between six and 19, with the exact number to be fixed from time to time by resolution of the Board of Directors.  The number of directors is currently set at 11.

Majority Voting

Directors are elected by a majority of votes (votes cast "for" exceed votes cast "against") in an uncontested election.

Under Oregon law, an incumbent director nominee who is not re-elected at a shareholder meeting continues to serve on the Board until his or her successor is elected and qualified or until there is a decrease in the number of directors. The Board believes that it needs an orderly process to address the ongoing composition of the Board if one or more directors receive a majority of votes cast “against” their reelection. Accordingly, the Board maintains a requirement that any incumbent director nominee who receives more “against” votes than “for” votes in an uncontested election tender his or her resignation subject to acceptance or rejection by the Board. The Nominating and Governance Committee would then make a recommendation, and the Board would decide whether to accept or reject the tendered resignation within 90 days after the shareholder meeting. In determining the votes cast for the election of a director and whether a director received a majority, abstentions and broker non-votes are excluded. Shareholders are not entitled to cumulate votes in the election of directors. In a contested election, defined as more director candidates than director positions to be elected, the voting standard is a plurality of votes cast.

Director Independence

The Board has determined that all directors except our CEO Mr. O’Haver qualify as “independent,” as defined in NASDAQ listing rules. In determining the independence of directors, we considered the responses to annual Director & Officer Questionnaires that indicated no transactions between the Company or its affiliates and directors other than banking transactions with Umpqua Bank and arrangements under which Umpqua Bank purchases waste disposal services in southern Oregon from a company affiliated with Mr. Gambee at standard, regulated rates, which totaled $7,353.14 in 2020. The Board also considered the lack of any other reported transactions or arrangements; directors are required to report conflicts of interest and transactions with the Company pursuant to our Corporate Governance Principles and Code of Ethics, which can be found on our website https://www.umpquabank.com/investor-relations. See Related Party Transactions for additional information.

2021 PROXY STATEMENT    5

NOMINEES

The business experience, and position of each of the 11 director nominees is stated below.  We also provide information about skills, qualifications and attributes of each director that led to the conclusion that the individual should serve on our Board.

Peggy Y. Fowler
Age: 69
Director Since: 2009

Ms. Fowler served as CEO and President of Portland General Electric Company (“PGE”) (NYSE: POR) from 2004 - 2008.  She continued to serve on the PGE Board from 2009 - 2012, and previously served as Board Chair from 2001 - 2004.  She is currently a director of Hawaiian Electric Industries (“HEI”) (NYSE:HE).

Qualifications and Experience:

• Leadership:  Strong leadership and business operations experience as President and CEO of PGE, director of Cambia Health Solutions, Inc., Chief Operating Officer of PGE’s Distribution Operations, Senior Vice President of PGE’s customer service and delivery and Vice President of PGE’s power production and supply.

• Industry:  Banking industry experience as director of the Portland branch of the Federal Reserve Bank of San Francisco.

• Finance:  Expertise serving as a committee member for several entities:  Audit Committee for Hawaiian Electric Company; Finance Committee for PGE; and Audit and Investment Committees for Cambia.

• Civic:  Director and recently elected Chair of PGE Foundation and mentor for International Women’s Forum.

• Governance: Chair of HEI Nominating and Corporate Governance Committee and member of HEI Compensation and Executive Committees.

6    UMPQUA HOLDINGS CORPORATION

Stephen M. Gambee	James S. Greene
Age: 57	Age: 67
Director Since: 2005	Director Since: 2012

Mr. Gambee is CEO of Rogue Waste, Inc., a family-owned business providing waste collection, disposal, recycling and environmental services in Southern Oregon.

Qualifications and Experience:

• Leadership:  Management, leadership, business operations and governmental relations experience as CEO of Rogue Waste, Inc., and Managing Member of Rogue Waste Systems, LLC, which are environmentally conscious waste management businesses.

• Finance: Prior to assuming the duties of leading the family businesses in 1994, Mr. Gambee was a real estate economist and Pacific NW Director of Consulting with Robert Charles Lesser & Co./Hobson & Associates.

• Civic:  Currently Board Member and Chair of Investment Advisory Committee for Asante Health System, Chair of Jackson County Board of Commissioners Economic Development Advisory Committee and Secretary of the Medford-Jackson County Chamber of Commerce.  Mr. Gambee has also previously served as:  Director and President of the Craterian Theater/Collier Center of the Performing Arts; Treasurer of YPO Oregon Evergreen Chapter; Director and Treasurer for Rogue Gallery and Art Center; and Director of the Jackson‑Josephine County Boys and Girls Club.

Mr. Greene is Founder and Managing Partner of Sky D Ventures, a private equity and advisory services company serving the financial services and FinTech global market.

Qualifications and Experience:

• Leadership:  Business and technology strategy formulation, private equity and venture investing, business operations and information technology systems, solutions, sales and delivery.  Senior executive roles at Accenture, CapGemini and Cisco Systems, Inc.

• Industry:  Global Financial Services and FinTech consulting and investment; big data platforms and solutions.

• Finance: Private equity and venture investing with significant experience in the financial services and tech industries.

• Governance:  10-year member of the Board of Electronics For Imaging, Inc., a public company (NASDAQ: EFII), where he served on the Board’s Audit Committee and Nominating and Governance Committee. He serves on several private company boards and private and public company advisory boards.

2021 PROXY STATEMENT    7

Luis F. Machuca	Cort L. O'Haver
Age: 63	Age: 58
Director Since: 2010	Director Since: 2017

Mr. Machuca served as President and Chief Executive Officer of Enli Health Intelligence Corporation, a healthcare applications company that activates collaborative care, from January 2002 until its sale on December 31, 2020.

Qualifications and Experience:

• Leadership:  Business operations and innovation technology experience as President and CEO of Enli as well as senior leadership roles at Intel Corp., EVP of the NEC Computer Services Division of PB-NEC Corp. and President and COO of eFusion Corp.

• Governance:  Serves on the Cambia Health Solutions board of directors and on charitable and civic organization boards of directors.

• Civic:  He has served as director or trustee of the University of Portland Board of Regents, the Oregon Health & Science University Foundation Board of Trustees, the ENDfootwear Advisory Board, the Catholic Charities of Oregon Board of Directors, the Portland Metropolitan Family Services Board of Directors, the Jesuit High School Board of Trustees, the Lifeworks NW Board of Directors, and the Boy Scouts of America Cascade Pacific Council Executive Board.

Mr. O'Haver serves as director, President and Chief Executive Officer of Umpqua and as a director and Chief Executive Officer of Umpqua Bank, positions he has held since January 2017.  Mr. O’Haver served as Commercial Bank President of Umpqua Bank from April 2014 to April 2016 when he became President of Umpqua Bank.

Qualifications and Experience:

• Leadership:  Extensive leadership, management and business operations experience with Umpqua Bank, Mechanics Bank and U.S. Bank.

• Industry:  Over 30 years of commercial banking experience including positions with Mechanics Bank in California (corporate banking) and with U.S. Bank with responsibility for California, Oregon and Washington (real estate lending). From October 2006 until he joined Umpqua, Mr. O'Haver was employed by Mechanics Bank as Executive Vice President and Director of Corporate Banking.

8    UMPQUA HOLDINGS CORPORATION

Maria M. Pope	John F. Schultz
Age: 56	Age: 56
Director Since: 2014	Director Since: 2015

Ms. Pope is President and CEO of PGE. She was appointed President on October 1, 2017 and Chief Executive Officer on January 1, 2018. From March 2013 to January 2018, Ms. Pope served as Senior Vice President, Power Supply, Operations, and Resource Strategy for PGE

Qualifications and Experience:

• Leadership:  Leadership and business management experience as CEO and previously a senior executive of PGE and her former positions as chief financial officer of PGE, Mentor Graphics Corp. and Pope & Talbot, Inc.

• Finance:  CFO roles of three publicly traded companies and past Chair of the Audit Committees of TimberWest Forest Corp., Premera Blue Cross and Oregon Health & Sciences University (OHSU).

• Governance:  Served as a general partner shareholder and director of Pope Resources, a Delaware limited partnership (NASDAQ: POPE) from 2013-2020.

• Civic:  Currently serves on the Oregon Global Warming Commission, the Federal Reserve Bank of San Francisco Portland Branch board of directors and The Nature Conservancy in Oregon board of directors. Prior Chair of OHSU’s Governing Board (appointed by the Governor, 2010) and prior Chair of the Oregon Symphony and Council of Forest Industries.

Mr. Schultz serves as Executive Vice President/Chief Operating and Legal Officer of Hewlett Packard Enterprise (NYSE: HPE). Prior to his current role at HPE, he served as Executive Vice President, Chief Legal and Administrative Officer, and Corporate Secretary from December 2017. Prior to that he served as HPE's Executive Vice President, General Counsel and Secretary from November 2015 to December 2017.

Qualifications and Experience:

• Leadership:  As chief operating and legal officer for a publicly traded corporation, leads risk management functions, including ethics, litigation management, and cybersecurity. He also leads HPE’s data office and global IT, real estate, procurement and security functions. He served as Hewlett-Packard Company’s Executive Vice President and General Counsel prior to the company’s separation into HPE and HP Inc. and served as a member of the HP Executive Counsel from 2012-2015.

• Governance:  Over nine years serving as the chief legal officer of a Fortune 100 company, including as corporate secretary

• Civic:  Nonprofit leadership including as a director of the Law Foundation of Silicon Valley and the National Legal Aid and Defender Association.

2021 PROXY STATEMENT    9

Susan F. Stevens	Hilliard C. Terry, III
Age: 70	Age: 51
Director Since: 2012	Director Since: 2010

Ms. Stevens was a senior executive who retired as head of Corporate Banking for the Americas at J.P. Morgan Securities Inc. in 2011.  She held that position from 2006 until 2011.  She was at J.P. Morgan for 15 years.  Prior to 2006, she was a Managing Director in Loan Syndications, where she was head of the Investment Grade Syndications group from 2001 to 2006.  She was head of Capital Markets at Wells Fargo Bank from 1992 to 1995.  She was with Bank of America for 11 years before joining Wells Fargo.

Qualifications and Experience:

• Industry:  Over 35 years in the banking industry with broad industry knowledge and experience in client management, capital markets and risk management.

• Finance: Leadership positions at global financial institutions with significant expertise in corporate banking.

• Governance:  Board member of Red Duck Foods, a consumer products startup company until its sale in 2020.

• Civic:  Board of Trustees of the University of Oregon Foundation—member of the Executive, Nominating and Governance, Investment and Finance Committees; The Neighborhood Coalition for Shelter—Chair of the Finance Committee, Treasurer and member of the Executive Committee.

Mr. Terry, III, most recently served as Executive Vice President and Chief Financial Officer of Textainer Group Holdings Limited (NYSE: TGH), from 2012 to 2018.  Before joining Textainer, he was Vice President and Treasurer of Agilent Technologies, Inc. (NYSE: A).

Qualifications and Experience:

• Leadership:  Senior leadership and business management experience as a senior executive of small-cap specialty finance company and finance executive of a large-cap technology company.

• Finance:  In his previous role as Textainer’s CFO, he oversaw the accounting, treasury, credit and collections, internal audit and risk management functions.  He was responsible for Agilent’s global treasury organization which included corporate cash management, corporate finance, customer financing, foreign exchange, pension assets and risk management; he oversaw investments of a multi-billion-dollar global corporate cash portfolio and defined benefit (pension) assets for the company. Mr. Terry held positions in investor relations or investment banking with Kenetech Corporation, VeriFone, Inc. and Goldman Sachs & Co.

• Governance:  Director of Upstart, Inc. (NASDAQ: UPST), a cloud-based artificial intelligence lending platform.

10    UMPQUA HOLDINGS CORPORATION

Bryan L. Timm	Anddria Varnado
Age: 57	Age: 35
Director Since: 2004	Director Since: 2018

Mr. Timm served as President of Columbia Sportswear Company (NASDAQ: COLM) from February 2015 to June 2017 and held the office of Chief Operating Officer from May 2008 to June 2017. He previously served as Chief Financial Officer of Columbia Sportswear.

Qualifications and Experience:

• Leadership:  Senior leadership and business operations management experience at Columbia Sportswear; as a member of the College of Business and Economics Advisory Board for the University of Idaho; and as a member (2012) and Chair (2013) of the Policyowners’ Examining Committee at Northwestern Mutual Life Insurance Co.

• Finance:  Audit and Compliance Committee Chair at Umpqua.  Over twenty years serving in financial positions of publicly held companies including CFO of Columbia Sportswear.  In addition to his C-level positions with Columbia Sportswear Company, Mr. Timm worked in various accounting, internal audit, and financial positions at publicly held Oregon Steel Mills (NYSE: OS) from 1991 to 1997, rising to Divisional Controller for CF&I Steel, Oregon Steel Mills’ largest division.  From 1986 to 1991, he was an accountant with KPMG LLP.  He is a CPA (lapsed) in the state of Oregon.

• Civic:  Former Director of Doernbecher Children’s Hospital Foundation.

Anddria Varnado is the GM and Head of the Consumer Business at Kohler Company, a global leader in home products, hospitality destinations and systems, a position she has held since 2020. Immediately prior to Kohler, she served as Vice President, Strategy & Business Development, at Macy's, Inc. (NYSE: M) from 2019 to 2020. Prior to Macy's, from 2016 to 2019, she was the Global Head of Strategy & Business Development at Williams-Sonoma, Inc., with strategic responsibility of the portfolio of brands including Williams Sonoma, Pottery Barn, and West Elm.

Qualifications and Experience:

• Leadership:  Senior leadership and strong business management experience as an executive of Macy's, Inc. and Williams-Sonoma, Inc. In these roles, Ms. Varnado has had responsibility for large-scale transformation efforts, mergers and acquisitions, and new brand and business development. Previously, Ms. Varnado fostered in-depth consumer and commerce-based expertise across management consulting, investment banking and product management roles.

• Industry: Previous experience in the Financial Institutions Group within a Corporate & Investment Banking division; strategy development, retail operations and marketing expertise in consumer-facing companies.

• Civic:  Non-profit engagement including Junior League, HBS Community Partners, and Management Leadership for Tomorrow.

Board Recommendation

The Board of Directors recommends a vote “FOR” each of the nominees named in this Proxy Statement.

2021 PROXY STATEMENT    11

Item 2.  Ratification of Selection of Registered Public Accounting Firm

The Audit and Compliance Committee has selected the independent registered public accounting firm of Deloitte & Touche LLP (“Deloitte”) to act in such capacity for the fiscal year ending December 31, 2021. There are no affiliations between the Company and Deloitte, its partners, associates or employees, other than those which pertain to the engagement of Deloitte in the previous year as the Company’s independent registered public accounting firm and for certain permitted consulting and tax services. Deloitte has served as the Company’s independent registered public accounting firm since 2018.

Shareholder ratification of the selection of Deloitte is not required by law, our articles of incorporation, our bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit and Compliance Committee to be directly responsible for the appointment and compensation of the independent registered public accounting firm and for oversight of the audit work. The Committee will consider the results of the shareholder vote on this proposal and, in the event of a negative vote, will reconsider its selection of Deloitte, but is not bound by the shareholder vote. Even if Deloitte’s appointment is ratified by the shareholders, the Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the interests of the Company and its shareholders. A representative of Deloitte is expected to attend the annual meeting and that representative will have the opportunity to make a statement, if the representative desires to do so, and to answer appropriate questions.

Board Recommendation

The Board of Directors recommends a vote “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

12    UMPQUA HOLDINGS CORPORATION

Independent Registered Public Accounting Firm

Deloitte has audited our consolidated financial statements and internal controls over financial reporting as of and for the year ended December 31, 2020.

INDEPENDENT AUDITORS’ FEES

The following table shows the fees incurred for professional services provided by Deloitte for 2020 and 2019:

	2020	2019

Audit Fees (a)	$1,907	$1,868
Audit-Related Fees (b)	$49	$184
All Other Fees (c)	$2	$2
Tax Fees (d)	$86	$90
Total Fees	$2,044	$2,144

	2020	2019

Ratio of All Other Fees to Total Fees	0.10%	0.09%

(a)

Audit Fees for 2020 include: (i) the integrated audits of the Company’s annual consolidated financial statements and internal control over financial reporting as of and for the year ended December 31, 2020, including compliance with the FDIC Improvement Act; (ii) reviews of the Company’s quarterly consolidated financial statements for the periods ended March 31, June 30, and September 30, 2020; and (iii) HUD and GNMA Audits for December 31, 2020.

(b)

Audit-Related Fees for 2020 represent billings by Deloitte for services provided during the twelve months ended December 31, 2020, including the audit of the Umpqua Bank 401(k) and Profit Sharing Plan for the plan year ended December 31, 2019, audited during 2020.

(c)	All Other Fees for 2020 represent all other billings by Deloitte for the twelve months ended December 31, 2020, including subscriptions to accounting research tools.
(d)	Tax Fees include fees billed for professional services rendered for tax compliance, tax advice and tax planning.

The Audit and Compliance Committee discussed these services with the independent auditors and Company management and determined that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

PRE-APPROVAL POLICY

The Audit and Compliance Committee pre-approved the services performed by Deloitte for the 2020 audit engagement in April 2020 in accordance with the Committee’s pre-approval policy and procedures. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Permitted Services”) that the independent auditor may perform.  The policy requires that a description of the services expected to be performed by the independent auditor in each of the disclosure categories in the above table be provided to the Committee for pre-approval.

Services provided by the independent auditor during the following year that are included in the Permitted Services list were pre-approved following the policies and procedures of the Audit and Compliance Committee. Any requests for audit, audit-related, tax, and other services not contemplated on the Permitted Services list must be submitted to the Committee for specific pre-approval and cannot commence until such approval has been granted.  Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Committee.  The Chair must update the Committee at the next regularly scheduled meeting of any services that received his pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit and Compliance Committee generally requests a range of fees associated with each proposed service.  Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

The policy contains a de minimis provision to provide retroactive approval for permissible non-audit services if:

(i)	The service is not an audit, review or other attest service; and
(ii)

The aggregate amount of all such services provided under this provision does not exceed $5,000 per project if approved by the Principal Financial Officer or Principal Accounting Officer or $50,000 per project if approved by the Chair of the Audit and Compliance Committee.

2021 PROXY STATEMENT    13

Audit and Compliance Committee Report

The Audit and Compliance Committee of the Board of Directors oversees the accounting, financial reporting and regulatory compliance processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor and the performance of the Company’s internal and independent auditors. The Committee’s function is more fully described in its Board approved charter, available on our website: https://www.umpquabank.com/investor-relations.  The Committee reviews that charter on an annual basis. The Board annually reviews the NASDAQ listing standards’ definition of “independence” for audit committee members and applicable SEC rules related to audit committee member independence and has determined that each member of the Audit and Compliance Committee meets those standards.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management must adopt accounting and financial reporting principles, internal controls and procedures that are designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit and Compliance Committee met with management regularly during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors. The Committee also discussed with the Company’s senior management and independent auditors the process used for certifications by the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, which are required for certain of the Company’s filings with the SEC.

The Audit and Compliance Committee is responsible for hiring and overseeing the performance of the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  The Committee engaged Deloitte as the Company’s independent registered public accounting firm to perform the audit of the Company’s financial statements for the period ending December 31, 2020. Deloitte has been engaged in this capacity since May 2018. The Committee assessed Deloitte’s activities and performance, and considered Deloitte’s independence from management and professionalism, and demonstrated understanding of the financial services industry and the Company’s business and significant accounting practices. In accordance with NASDAQ Listing Rules, Deloitte is registered as a public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”).

The Audit and Compliance Committee reviewed and discussed the audited financial statements for the fiscal year ending December 31, 2020, with management. The Committee also met separately with both management and Deloitte to discuss and review those financial statements and reports prior to issuance. Management has represented, and Deloitte has confirmed to the Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit and Compliance Committee received from and discussed with Deloitte the matters required to be discussed by AS 1301 (Communications with Audit Committees, formerly Auditing Standard No. 16), as amended and as adopted by the PCAOB in Rule 3200. The Committee has received the written disclosure and the letter from Deloitte required by applicable requirements of the PCAOB regarding independence and has discussed with Deloitte the auditor's independence.

Based upon the review and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020.

Submitted by the Audit and Compliance Committee:

Stephen Gambee

John Schultz

Susan Stevens

Hilliard Terry (Chair)

Bryan Timm

14    UMPQUA HOLDINGS CORPORATION

Item 3. Advisory Vote on Executive Compensation

The Board and management are committed to excellence in governance and recognize the interest our shareholders have expressed in the Company’s executive compensation program. As a part of that commitment, and in accordance with SEC rules, we ask our shareholders to approve an advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. This proposal, commonly known as “say-on-pay,” gives shareholders the opportunity to approve or not approve our fiscal year 2020 compensation for named executive officers. Our shareholders previously voted in favor of an annual say-on-pay vote, and our Board determined to hold an annual vote.

This vote is not intended to address any specific item of compensation, but rather to address the compensation paid to our named executive officers as disclosed in this proxy statement, which we believe reflects our overall compensation policies and procedures relating to the named executive officers.  While your vote is advisory and will not be binding on the Board, we strive to align our governance policies and practices with the interests of our shareholders. The Board takes into account the outcome of the say-on-pay vote when considering future compensation plans.

We are requesting your non-binding vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation of the named executive officers as described in the Compensation Discussion and Analysis and the tabular and accompanying narrative disclosure of named executive officer compensation in the Proxy Statement for the 2021 Annual Meeting of Shareholders.”

Board Recommendation

The Board of Directors recommends a vote “FOR” approval of the resolution approving compensation of named executive officers.

Other Business

The Board knows of no other matters to be brought before shareholders at the meeting. If other matters are properly presented for a vote at the meeting, the proxy holders will vote shares represented by proxies at their discretion in accordance with their judgment on such matters. At the meeting, management will report on our business and shareholders will have the opportunity to ask questions.

Cautionary Statement Regarding Forward-Looking Information

This proxy statement contains forward-looking statements about Umpqua that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These statements may include statements regarding compensation practices, governance matters, business strategies, management plans and objectives for future operations.  All statements other than statements of historical fact are forward-looking statements.  You can find many of these statements by looking for words such as “anticipates,” “expects,” “believes,” “estimates” and “intends” and words or phrases of similar meaning.  Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Umpqua. Risks and uncertainties include, but are not limited to:

•	Competitive market pricing factors for compensation and benefits
•	Changes in legal or regulatory requirements
•	The ability to recruit and retain certain key management and staff

There are many factors that could cause actual results to differ materially from those contemplated by forward-looking statements.  For a more detailed discussion of some of the risk factors, see the section titled Risk Factors in

2021 PROXY STATEMENT    15

Umpqua’s 10-K and other filings with the SEC. Umpqua does not intend to update these forward-looking statements. You should consider any written or oral forward-looking statements in light of this explanation, and we caution you about relying on forward-looking statements.

Information About Executive Officers

The age (as of March 1, 2021), business experience, and position of our executive officers and Section 16 officers other than President and Chief Executive Officer Cort O’Haver, about whom information is provided above, are as follows:

Ronald (Ron) Farnsworth, age 50, serves as Executive Vice President/Chief Financial Officer of Umpqua and Umpqua Bank, positions he has held since January 2008 and Principal Financial Officer of Umpqua, a position he has held since May 2007.

Neal McLaughlin, age 52, serves as Executive Vice President/Treasurer of Umpqua and Umpqua Bank, positions he has held since February 2005 and served as Principal Accounting Officer from May 2007 to December 2019.

Frank Namdar, age 55, serves as Executive Vice President/Chief Credit Officer for Umpqua Bank, a position he has held since November 2018. From 2012 to 2018 Mr. Namdar was a senior credit officer at Umpqua Bank.

Torran (Tory) Nixon, age 59, serves as Umpqua Bank President, a position he has held since June 2020. From April 2018 to his promotion to President, he served as Senior Executive Vice President/Chief Banking Officer for Umpqua Bank.  He previously served as Umpqua Bank’s Executive Vice President/Head of Commercial & Wealth from October 2016 to April 2018 and Executive Vice President/Commercial Banking from November 2015 to October 2016.

Andrew Ognall, age 49, serves as Executive Vice President/General Counsel and corporate Secretary of Umpqua and Umpqua Bank, positions he has held since April 2014.

David Shotwell, age 62, serves as Executive Vice President/Chief Risk Officer of Umpqua and Umpqua Bank, positions he has held since September 2016.  Mr. Shotwell served as Umpqua Bank’s Chief Credit Officer from 2015 to November 2018.

Lisa White, age 38, serves as Senior Vice President/Corporate Controller of Umpqua and Umpqua Bank, and Principal Accounting Officer of Umpqua, positions she has held since January 2020. She previously served as Umpqua Bank's Senior Vice President/Bank Controller from April 2015 to January 2020.

16    UMPQUA HOLDINGS CORPORATION

Security Ownership of Management and Others

The following table sets forth the shares of common stock beneficially owned as of February 12, 2021, the record date, by each director and each named executive officer, the directors and executive officers as a group and those persons known to beneficially own more than 5% of Umpqua’s common stock.

	Amount and Nature of beneficial	Percent of
Name and address of beneficial owner of common stock	ownership (1)	class

Named Executive Officers
Cort O’Haver (2)	235,809	*
Ronald Farnsworth (3, 4)	151,520	*
Tory Nixon (5)	62,389	*
Andrew Ognall (6)	64,588	*
David Shotwell (7)	47,934	*
Rilla Delorier	25,235	*
Directors
Stephen Gambee (8, 10)	110,654	*
Bryan Timm (11)	91,600	*
Peggy Fowler (9, 12)	89,601	*
Luis Machuca (13)	61,437	*
Hilliard Terry, III (14)	48,573	*
James Greene (10)	43,431	*
Susan Stevens (11)	42,061	*
Maria Pope (10)	40,340	*
John Schultz (10)	28,000	*
Anddria Varnado (15)	8,957	*
Directors and Executive Officers
All directors and executive officers as a group--19 persons (16)	1,273,774	*
Beneficial Owners of more than 5% of Umpqua common stock
The Vanguard Group (17)	21,242,796	9.64%
100 Vanguard Blvd., Malvern, PA 19355
BlackRock, Inc. (18)	18,677,008	8.47%
55 East 52nd St., New York, NY 10055
Eaton Vance Management (19)	16,419,350	7.45%
2 International Place, Boston, MA 02110

*   No par value common stock.

**  Less than 1.0%.

(1)

Shares held directly with sole voting and investment power, unless otherwise indicated. Shares held in the dividend reinvestment plan have been rounded down to the nearest whole share.  Includes shares held indirectly in deferred compensation plans, 401(k) plans, supplemental retirement plans, and IRAs. Includes shares for which the director or executive officer has the right to acquire beneficial ownership within 60 days of the date of this proxy statement.

(2)	Excludes 223,148 shares of unvested performance or restricted share awards not eligible to vote.
(3)	Includes shares held with or by the individual’s spouse.
(4)	Excludes 58,179 shares of unvested performance or restricted share awards not eligible to vote.
(5)	Excludes 71,590 shares of unvested performance or restricted share awards not eligible to vote.
(6)	Excludes 32,430 shares of unvested performance or restricted share awards not eligible to vote.
(7)	Excludes 45,021 shares of unvested performance or restricted share awards not eligible to vote.

2021 PROXY STATEMENT    17

(8)	Includes 17,500 shares held by a corporation Mr. Gambee is deemed to control.
(9)	Shares held in a family trust.
(10)	Excludes 14,020 shares of unvested restricted share awards not eligible to vote.
(11)	Excludes 15,019 shares of unvested restricted share awards not eligible to vote.
(12)	Excludes 13,807 shares of unvested restricted share awards not eligible to vote.
(13)	Excludes 10,513 shares of unvested restricted share awards not eligible to vote.
(14)	Excludes 10,879 shares of unvested restricted share awards not eligible to vote.
(15)	Excludes 9,814 shares of unvested restricted share awards not eligible to vote.
(16)	See footnotes (1) – (15); excludes an additional 43,342 shares of unvested performance or restricted share awards not eligible to vote.
(17)

Information from Schedule 13G/A filed on February 10, 2021, for holdings as of December 31, 2020, which indicates such person has the sole voting power for zero shares (and shared voting power for 145,614 shares) and sole dispositive power for 20,906,839 shares (and shared dispositive power for 335,957 shares).

(18)

Information from Schedule 13G/A filed February 1, 2021, for holdings as of December 31, 2020, which indicates such person has sole voting power for 17,939,558 shares and sole dispositive power for 18,667,008 shares.

(19)	Information from Schedule 13G/A filed February 12, 2021, for holdings as of December 31, 2020.

18    UMPQUA HOLDINGS CORPORATION

Corporate Governance Overview

The Board has adopted and adheres to a Statement of Governance Principles, which the Board and senior management believe represent sound governance practices and provide a framework to sustain our success and build long term value for our shareholders and stakeholders.  We regularly review these governance principles and practices in light of Oregon corporate law, applicable federal law, SEC and banking agency regulations, NASDAQ listing standards and best practices suggested by recognized governance authorities.

Statement of Governance Principles and Charters

Our Statement of Governance Principles and the charter of each of our Board committees can be viewed on our website, https://www.umpquabank.com/investor-relations, and are also available in print to any shareholder who requests it.  Each Board committee operates under a Board approved written charter.

Employee Code of Conduct/Code of Ethics for Financial Officers

The Company has adopted a code of conduct, referred to as the Business Ethics and Conflict of Interest Code.  We require all employees to adhere to this ethics code in addressing legal and ethical issues that they encounter in the course of doing their work.  This ethics code requires our employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest.  All new employees are required to review and understand this ethics code and certify so.  Each year all other employees are reminded of, and asked to affirmatively acknowledge, their obligation to follow this ethics code.

In addition, the Company has adopted a Code of Ethics for Financial Officers, which applies to our chief executive officer, our chief financial officer (principal financial officer), treasurer, corporate controller (principal accounting officer) and all other officers serving in a finance, accounting, tax or investor relations role.  This code for financial officers supplements our Business Ethics and Conflict of Interest Code and is intended to promote honest and ethical conduct, full and accurate financial reporting and to maintain confidentiality of the Company’s proprietary and customer information.

Our Business Ethics and Conflict of Interest Code and Code of Ethics for Financial Officers are available in the Investor Relations section of our website, https://www.umpquabank.com/investor-relations.

Compliance and Ethics – Reporting and Training

Our employees may report confidential and anonymous complaints to an “ethics hotline” maintained by an independent vendor.  These complaints may be made online or by calling a toll-free phone number.  Complaints relating to financial matters are routed to our Chief Auditor and General Counsel, and to the Chair of the Audit and Compliance Committee. Employees may also report such matters directly to the Chair of the Audit and Compliance Committee. Other complaints, such as those dealing with human resources matters, are routed to the appropriate executive for review.  Employees are encouraged to report any conduct that they believe in good faith to be a violation of law or a violation of our Business Ethics and Conflict of Interest Code.  The Chair of the Audit and Compliance Committee provides periodic updates and an annual report to the Committee on the complaints received via the hotline.

Our regulatory compliance program is an integral part of our operations and includes the following features:

•	Our Chief Compliance Officer oversees compliance with federal customer-facing regulations at Umpqua Bank and reports to the Audit and Compliance Committee at each regular meeting
•	All of our associates complete annual required training on ethics and the regulations that apply to their jobs
•	Our Bank Secrecy Act Officer oversees our compliance with anti-money laundering and anti-terrorist financing regulations and reports to the Audit and Compliance Committee at each regular meeting

Hedging and Pledging of Company Stock

We prohibit directors and executive officers from engaging in sale or hedging strategies, such as the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that could circumvent stock ownership and retention requirements or are designed to hedge or offset any decrease in the market value of the Company's stock. Directors and executive officers may not enter into puts, calls, short sales, sales against the box or any derivative transactions with respect to the purchase and disposition of Company

2021 PROXY STATEMENT    19

shares. The Company and its affiliates will not make a loan to directors or executive officers secured by Company stock, and directors and executive officers are not permitted to pledge Company stock.

Director Criteria and Nomination Procedures

Our Statement of Governance Principles, a corporate policy reviewed and approved annually by the Board and available at https://www.umpquabank.com/investor-relations, describes the qualifications that the Company looks for in its nominees to the Board. The independent Nominating and Governance Committee has responsibility for recommending to the Board a slate of nominees to be presented to the shareholders for election at each annual meeting.

The Statement of Governance Principles provides that:

•	Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders
•	On an overall basis, the Board should have policymaking experience in all of the major business activities of the Company and its subsidiaries
•	To the extent practical, the Board should be representative of the major markets in which the Company operates
•	The Board values diversity and the highest professional qualifications in its members

The Board has considered and will continue to consider the gender, ethnicity, background, and professional experiences of current and prospective directors and seeks a diverse group of directors.

The Nominating and Governance Committee considers skills that will add value to the Board and those that will be lost upon the departure of a director.  Directors must be willing to devote sufficient time to effectively carry out their duties and responsibilities.  Nominees should not serve on more than three Boards of public companies in addition to the Company’s Board.

Shareholder Recommendations

A shareholder may recommend a candidate for nomination to the Board and that recommendation will be reviewed and evaluated by the Nominating and Governance Committee of our Board.  The Committee will use the same procedures and criteria for evaluating nominees recommended by shareholders as it does for nominees recommended by the Committee.  Shareholder recommendations for Board candidates should be submitted to the Company’s corporate Secretary, Andrew Ognall, One SW Columbia Street, Suite 1200, Portland, OR  97204.  Shareholders may nominate Board candidates only by following the procedures set forth in our bylaws.

In 2020, we did not receive any recommendations of potential nominees, or any nominations of Board candidates, from shareholders.

Changes in Nomination Procedures

There have been no material changes to the procedures by which shareholders may recommend nominees to our Board of Directors since our procedures were disclosed in the proxy statement for the 2020 annual meeting.

Director Attendance at Annual Meetings

The Board expects all nominated directors to attend the annual meeting. All of the directors nominated for election at the 2021 annual meeting attended the 2020 annual meeting.

Communicating with Directors

Comments and questions may be directed to our Board by submitting them in writing to the Company’s corporate Secretary, Andrew Ognall, One SW Columbia Street, Suite 1200, Portland, OR  97204.  These comments or summaries of the comments will be communicated to the Board at its next regular meeting.  No communications of this type were received from shareholders in 2020. The investor relations section of our website, https://www.umpquabank.com/investor-relations, provides shareholders the option of:

•	Requesting information or submitting questions and comments
•	Signing up for e-mail notification of corporate events, the Company’s SEC filings and press releases

20    UMPQUA HOLDINGS CORPORATION

Annual Board Evaluations

Each year, our Board evaluates the performance of its committees and its members.  This evaluation process occurs in two stages.  First, each Board member answers a questionnaire designed to rate the performance of each Board committee on which that director serves, with respect to several components relevant to that committee’s functions.  The answers and comments are compiled anonymously and reviewed by the respective committee and reported to the Board.  The Nominating and Governance Committee then reviews those results and considers whether to recommend changes in committee structure, membership, and function to the Board.  The Nominating and Governance Committee’s practice is to rotate directors through the various Board committees to broaden their exposure to the Company’s operations and to take advantage of each director’s skills.

Second, each Board member fills out a confidential evaluation of his or her own performance, which is delivered to the Board Chair.  The Board Chair then solicits input from the Nominating and Governance Committee (which is comprised of the committee Chairs) with respect to the Board member’s performance and reviews that information with the Board member.  The Nominating and Governance Committee considers this information when recommending a slate of candidates to be nominated by the Board and in making committee membership decisions.

Succession Planning

Succession planning for the CEO and other named executive officer positions is one of the Board’s most important duties.  Each year, the CEO presents his succession plan to the Board.  This plan describes the process by which the executive management of the Company will continue if the current CEO is unwilling or unable to serve; the process for selecting the CEO’s successor, if necessary; and the process for selecting and naming a successor during the period leading up to the announcement of the CEO’s retirement.  At least annually, the CEO reviews with the Nominating and Governance Committee up to three internal candidates who should be considered to replace him and his recommendation as to which, if any, internal candidate should be considered to replace him in the event he cannot serve.  Under the current plan, any internal candidate selected on an interim basis will have the opportunity to compete for the position with other candidates that come forward in an internal and external search.  Each of the other named executive officers has a written succession plan that is reviewed with the CEO annually.

Meetings and Committees of the Board of Directors

The Board met 14 times during 2020, including a one-day virtual strategic planning retreat.  At the retreat, the Board and executive management focused on how to best sustain and enhance shareholder value and advance the Company’s Human + Digital Banking and Next Gen strategy.  In 2020, each director attended at least 80% of the meetings of the Board and the committees on which the director served. In addition, Mr. O’Haver invited directors to participate in regular conference calls to provide updates and answer questions.

The Board and each of our Board committees regularly meet in executive session in which only independent directors are present.

In 2020, the Board created the Strategy Committee to carry out the Board’s responsibility with respect to the annual strategic planning retreat and to consider and plan for merger and acquisition opportunities. As of December 31, 2020, the Board had seven committees:  Audit and Compliance Committee, Compensation Committee, Executive Committee, Enterprise Risk and Credit Committee, Finance and Capital Committee, Nominating and Governance Committee and Strategy Committee.

The Board believes that it has an overall governance profile that provides the flexibility to determine the leadership structure of the Company. The Board conducts an annual assessment of its leadership structure to assess the leadership structure and determine the most appropriate structure for the Company.

2021 PROXY STATEMENT    21

The table below shows the current membership of each Board committee and the number of meetings held in 2020:

	Audit and	Finance and		Enterprise Risk and			Nominating and
	Compliance	Capital	Compensation	Credit	Strategy	Executive	Governance

Meetings Held:	8	4	7	4	3	1	4
Members:
Peggy Fowler						C	C
Stephen Gambee	•	•		•
Jim Greene		•		•	•	•
Luis Machuca			C	•		•	•
Cort O’Haver		•		•	C	•
Maria Pope			•	•
John Schultz	•		•		•
Susan Stevens	•			C		•	•
Hilliard Terry	C	•			•	•	•
Bryan Timm	•	C	•		•	•	•
Anddria Varnado		•	•		•

C=Chair

Audit and Compliance Committee

The Board has a standing Audit and Compliance Committee that meets with our independent registered public accounting firm to plan for and review the annual audit reports.  The Committee meets at least four times per year and is responsible for overseeing our internal controls and the financial reporting process.  Each member of the Committee is independent, as independence is defined under applicable SEC and NASDAQ listing rules.

The Board has adopted an Audit and Compliance Committee Charter, a copy of which is available on our website in the Corporate Governance section at https://www.umpquabank.com/investor-relations.  The charter provides that only independent directors may serve on the Audit and Compliance Committee.  The charter further provides that at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.  The Board has determined that the following Audit & Compliance Committee members meet the SEC criteria for an “audit committee financial expert”: Hilliard Terry, Bryan Timm and Susan Stevens. The Board previously determined that Maria Pope also meets the audit committee financial expert criteria. Each of the current members of the Audit and Compliance Committee has education or employment experience that provides them with appropriate financial sophistication to serve on the Committee.

Compensation Committee

The Compensation Committee oversees executive and director compensation, and the Company’s policies and strategies relating to human capital management—talent, leadership and culture, including diversity, equity and inclusion.. The Committee also oversees administration of the Company’s employee benefit plans, including the Umpqua Bank 401(k) and Profit-Sharing Plan and our Supplemental Retirement / Deferred Compensation Plan.

For additional information about the Committee’s executive compensation responsibilities see Roles and Responsibilities of the Compensation Committee in the Compensation Discussion and Analysis.

Enterprise Risk and Credit Committee

In 2020, the Enterprise Risk and Credit Committee reviewed and approved certain loans, reviewed charge-offs to the loan loss reserve and credit quality; approved loan and risk management policies; monitored compliance with those policies; and oversaw Umpqua’s loan and lease portfolios.  The Committee also oversaw the Company’s enterprise risk management program.  In addition to its regular meetings, the Committee reviews and approves extensions of credit to Regulation O officers, directors or their related parties.

22    UMPQUA HOLDINGS CORPORATION

Executive Committee

The Executive Committee may, subject to limitations in our bylaws and under Oregon law, exercise all authority of the Board when the Board is not in session.  The Committee is comprised of the Board Chair, Umpqua’s CEO and other members selected by the Board Chair. The Committee does not have regularly scheduled meetings.

Finance and Capital Committee

In 2020, the Finance and Capital Committee reviewed and oversaw our budgeting process, including the annual operating and capital expenditure budgets.  The Committee approved liquidity and investment policies and oversaw capital planning and stress-testing, dividend planning and our stock repurchase program, insurance, our investment portfolio, and all aspects of financial and liquidity risk management and financial performance.

Nominating and Governance Committee

The Nominating and Governance Committee proposes nominees for appointment or election to the Board and conducts searches to fill director vacancies and the CEO position.  The Committee oversees the Company’s corporate governance processes and Board structure, and periodically reviews the Company’s corporate responsibility policies, practices and disclosures, including environmental, social and governance matters. The Committee is comprised of the Board Chair, and the Chair of each Board committee, provided such Chairs are independent.  All of the directors serving on the Committee are independent, as defined in the NASDAQ listing standards.

Strategy Committee

CEO O’Haver chairs the Strategy Committee, formed in 2020 to assume the Executive Committee’s responsibilities for the annual Board strategic planning process, including the Board’s strategic planning retreat, and consideration of and planning for merger and acquisition opportunities. The Committee monitors and reports on progress toward implementing strategic goals and objectives set by the Board.

The Board’s Role in Enterprise Risk Oversight

The Company’s Chief Risk Officer provides a quarterly comprehensive risk report to the members of the Enterprise Risk and Credit Committee, available to the entire Board, including risks related to:

•	Capital adequacy
•	Strategic initiatives
•	Liquidity
•	Interest rate risk/sensitivity
•	Talent, culture and reputation
•	Credit quality and concentrations
•	Regulatory compliance and litigation
•	Fraud
•	Information Security and Cybersecurity including review of data breaches
•	Data governance
•	Business continuity planning and disaster recovery
•	Third party oversight

While the Enterprise Risk and Credit Committee has primary responsibility for overseeing risk management, our other Board committees and the entire Board are actively involved in overseeing risk management for the Company.

The Board and its committees regularly discuss risk management with the CEO, CFO, Chief Auditor, Chief Risk Officer, Chief Information Officer, General Counsel, Chief Credit Officer, Model Risk Manager, Cybersecurity Director, Information Security Officer, Chief Compliance Officer, BSA Officer, and other Company officers as the Board may deem appropriate. In addition, each Board committee has been assigned oversight responsibility for specific areas of risk and risk management is an agenda topic at all regular committee meetings.  The committees consider risks within their areas of responsibility, for example the Compensation Committee considers risks that may result from changes in compensation programs and related regulations, and the Finance and Capital

2021 PROXY STATEMENT    23

Committee focuses on risk related to capital, among others.  The Chief Auditor reports directly to the Audit and Compliance Committee and indirectly reports to the CEO for administrative purposes.

Corporate Responsibility

Our annual Corporate Responsibility report is available on our web site. The report provides additional details about our evolving and expanding corporate responsibility approach, strategies, and outcomes. We are dedicated to integrating our values across the Company, leveraging all parts of our organization— our financial muscle, operational scale and institutional strengths—to create value for our associates, customers, communities and shareholders.

Our corporate responsibility strategy serves as a steward of our good intentions—a framework for deepening the connection between our business and stakeholders. It includes four pillars: Support Communities, Serve Customers, Operate Sustainably, and Do Meaningful Work. The full report provides detail on each section and the following is a brief overview.

Support Communities

As a financial services company, our best tools for supporting communities are our time, money, and expertise. We give generously of each to make a meaningful difference in the financial well-being of our communities. Key areas include:

•

Umpqua Bank’s Connect Volunteer Network™ has become one of the nation’s leading volunteer programs, providing all associates with up to 40 hours of paid time-off each year committed to a wide range of community needs including personal finance and first-time homeownership education, disaster relief volunteerism and small business technical assistance

•

Grants through the Umpqua Bank Charitable Foundation, innovative corporate partnerships and generous associate giving and match program provide meaningful philanthropic commitments across our footprint.

•

Recognizing the fundamental connection between youth education and economic prosperity, our investments focus on learning programs for all ages, with topics ranging from reading development skills to college preparation, as well as community development opportunities with funds directed toward programs areas including financial education, affordable housing, and small business development

•	Our Economic Empowerment Program is focused on expanding economic education and opportunities for underserved populations

•As part of this program, we formed an Economic Empowerment Cohort to advance initiatives that expand access to job and financial support services, affordable housing, post-secondary education, and career readiness opportunities

•In addition to our $1 million financial investment, Umpqua is leading a multiyear collaborative partnership with the nonprofit cohort, including significant investment of Company resources and expertise to advance innovative economic empowerment programs

•

We increase access to capital and provide community development loans that are designed to benefit low- and moderate-income residents and provide much-needed funding for projects that provide affordable housing and promote economic development

•

We actively invest in economically disadvantaged communities by pooling community development investment funds with other financial institutions and investors, providing capital investment into community resources including Community Development Financial Institutions (CDFIs) and affordable housing developers, empowering them to increase their lending and investments in underserved communities

•

Our associates deploy their expertise daily with customers and through products and programs including affordable housing lending, first-time homebuyer assistance, asset-building tools, and volunteerism with community organizations and schools

Serve Customers

Umpqua recognizes that money is an essential part of peoples’ lives and businesses. We design human digital customer experiences that empower our customers to have a healthy relationship with their finances.

•	We have prioritized financial health – for our customers and communities – and continue to find ways to provide access to financial information and solutions that matter

24    UMPQUA HOLDINGS CORPORATION

•

Many consumers feel financially underserved and virtually all customers want access to a real person when life gets financially complex; Umpqua Go-To® is one example of our commitment to making digital banking both personal and convenient for customers regardless of the size of their bank balance

•

We are committed to supporting local economies through increased investments in small and emerging business, including grants, volunteer technical assistance and investments in microenterprise programs

•

The cost burden of housing is a challenge throughout our footprint and our home lending team is seasoned in creating access to homeownership for first-time homebuyers through responsible lending practices and education programs; our affordable housing lending team strives to meet the needs of vulnerable community members by increasing housing options at affordable prices

Operate Sustainably

We are dedicated to streamlining our operational processes to build a more sustainable business and a healthier environment. We’re advancing ways to lessen our impact and achieve our business goals.

•	Our Sustainability Council is comprised of senior leaders and charged with identifying opportunities to continue modernizing how we do business to reduce our environmental impact.
•	The Council is defining Umpqua’s sustainability agenda, and ensuring we reach our goals by setting priorities and driving operational adoption across the organization
•

Through our corporate responsibility report, we publicly reported our total energy and water usage, paper usage and recycling, and business travel impacts, as well as our efforts to encourage use of mass transit and invest in digital workplace solutions

Do Meaningful Work

We strive to create a dynamic and rewarding workplace for our associates through our commitment to building a more diverse team and focus on creating opportunities for professional growth and personal development.

•

We continue to elevate our diversity and inclusion focus throughout our company and to execute a multi-year strategy to further these efforts--key components of the strategy include enhancing our diversity and inclusion awareness and aptitude at all levels, delivering programs and resources to further engrain diversity in our culture and operations, and enhancing and accelerating our external outreach to diversity agencies, community organizations and potential future associates

•	We incent performance and attract top talent through competitive rewards and benefits programs and a fulfilling work environment
•	Learning is an essential part of Umpqua’s culture and we invest significantly in a variety of programs to support associates at all levels in their professional development

2021 PROXY STATEMENT    25

Delinquent Section 16(a) Reports

Based solely upon our review of (i) Forms 3, 4 and 5 filed for directors and executive officers for the fiscal year ended December 31, 2020, and (ii) their written representations (if applicable) that no Form 5 is required, we believe that all reporting persons made all Section 16 filings required under the Securities Exchange Act of 1934 with respect to the 2020 fiscal year on a timely basis.

Shareholder Proposals for the 2022 Annual Meeting of Shareholders

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2022 annual meeting of shareholders, the proposal must be in proper form under SEC Regulation 14A, Rule 14a-8, Shareholder Proposals, and received by the corporate Secretary of the Company on or before November 5, 2021.  Shareholder proposals to be presented at the 2021 annual meeting of shareholders, which are not to be included in the Company’s proxy materials, must be received by the Company no later than December 5, 2021, in accordance with the Company’s bylaws.  A copy of our bylaws may be obtained from the corporate Secretary or from our SEC filings at www.sec.gov.

Related Party Transactions

TRANSACTIONS WITH RELATED PERSONS/APPROVAL PROCESS

We have a formal process with respect to the review and approval of loans extended by Umpqua Bank to related persons, as described below.  In accordance with our written procedures for the review of transactions with related persons and NASDAQ Listing Rules, all other transactions with related persons must be approved by disinterested members of the Board’s Audit and Compliance Committee after a review of (i) the related person’s relationship to the Company; (ii) the proposed aggregate value of such transaction; (iii) the approximate dollar value of the transaction to the related person; (iv) the benefits to the Company of the proposed transaction and the availability and price of comparable products or services; (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and (vi) management’s recommendation.

LOANS TO DIRECTORS AND OFFICERS

Umpqua Holdings Corporation does not extend loans or credit to any officers or directors.  However, many of our directors and officers, their immediate family members and businesses with which they are associated, borrow from and have deposits with Umpqua Bank.  All such loans are made in the ordinary course of Umpqua Bank’s business, and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, Umpqua Bank.  These loans did not and do not involve more than the normal risk of collection or present other unfavorable features to Umpqua Bank.

Loans by Umpqua Bank to directors and designated executive officers are governed by Regulation O, 12 CFR Part 215.  Under Umpqua Bank’s procedures, the Chief Credit Officer can approve individual credits subject to Regulation O up to a total credit exposure of $500,000 and report those loans to the Enterprise Risk and Credit Committee.  All Regulation O credits must be made on non-preferential terms, and all Regulation O credits with a total credit exposure in excess of $500,000 must be approved by the Committee, with the number of affirmative votes representing at least a majority of the Board.  Umpqua Bank also requires Regulation O applicants to submit a detailed financial statement at the time of application.  Regulation O limits loans to an executive officer, including all loans personally guaranteed by the officer, to $100,000, unless the loan is (a) made to finance the purchase, construction, or improvement of the officer’s primary or secondary residence and is secured by a first lien on such residence, (b) made to finance the education of the officer’s children, or (c) fully secured by a deposit account, U.S. Treasury bonds, or certain U.S. government guarantees.  All of our named executive officers are designated as executive officers of Umpqua Bank under Regulation O.  In no case may the total loans to any designated executive officer exceed 5% of Umpqua Bank’s capital absent the approval of a majority of the Company’s disinterested directors.  Each extension of credit to a designated executive officer must contain a written demand clause stating that the extension of credit will, at the option of Umpqua Bank, become due and payable at any time the officer is

26    UMPQUA HOLDINGS CORPORATION

indebted to any other bank or banks in an aggregate amount greater than the amount specified for a category of credit in paragraph 215.5(c) of Regulation O.

As of December 31, 2020, the sum of committed but undisbursed funds plus the outstanding balances of all loans to Regulation O executive officers, directors, principal shareholders and their businesses was $24.7 million, which represented approximately 0.91% of our consolidated shareholders’ equity and 0.79% of our risk-based capital at that date.  All such loans are currently in good standing and are being paid in accordance with their terms.

Director Compensation

OBJECTIVES

In 2020 the Committee affirmed the following director compensation philosophy:

Umpqua’s director compensation is designed to align the Board of Directors with its shareholders and other stakeholders, and to attract, motivate, and retain high performing members critical to our Company’s success.  Our director compensation philosophy is: we pay our directors competitively when compared to similar sized and performing financial services organizations.

Umpqua is committed to providing competitive compensation to our directors.  Within that context, our prime objectives are to:

•	Attract and retain highly qualified people that portray our culture and values
•	Ensure the preservation and creation of value for our shareholders
•	Align the interests of our directors, executives, and employees with our shareholders and other stakeholders
•	Conform to the highest levels of fairness, ethics, transparency, regulatory compliance and sound governance practice

2020 PROCESS

The Compensation Committee annually reviews director compensation with its consultant, using the same peer group as the executive compensation peers. Any change to director compensation is first reviewed by the Committee prior to Board review and approval.  Currently, it is the Company’s policy for director compensation to be paid primarily in Company stock, which may be taken as deferred compensation; provided, however, that a director may elect to receive up to 30% of compensation in cash. Prior to 2020, directors received the equity component in multiple awards; in 2020, the Board approved issuance of one award in April 2020, which vests with completion of service of the one-year term in April 2021. Cash elections were paid in April 2020.

2020 SCHEDULE OF DIRECTORS’ FEES

In 2020, the Board approved following compensation, which is an overall 5% increase over 2019.

Total Compensation

Board Chair	$207,500
Audit and Compliance Committee Chair	$163,500
Other Committee Chairs	$158,000
Participating Director	$147,500

2021 PROXY STATEMENT    27

DIRECTOR COMPENSATION

The following table summarizes the compensation paid by the Company to non-employee directors for the year ending December 31, 2020.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($)	($)	($)	($)

(a) (1)	(b)(2)	(c)(3)	(g)(4)	(h)
Peggy Fowler	$62,250	$145,802	$2,948	$211,000
Stephen Gambee	$-	$148,051	$2,948	$150,999
James Greene	$-	$148,051	$2,948	$150,999
Luis Machuca	$47,400	$111,017	$2,948	$161,365
Maria Pope	$-	$148,051	$2,948	$150,999
John Schultz	$-	$148,051	$2,948	$150,999
Susan Stevens	$-	$158,601	$2,948	$161,549
Hilliard Terry III	$49,050	$114,882	$2,948	$166,880
Bryan Timm	$-	$158,601	$2,948	$161,549
Anddria Varnado	$44,250	$103,636	$4,896	$152,782

(1)	Director O’Haver is omitted from this table because he received no separate compensation for Board service and his compensation is disclosed in the Summary Compensation Table.
(2)	Directors Fowler, Machuca, Terry and Varnado elected to receive 30% of their retainer compensation in cash.
(3)

Amounts in column (c) are the value of a restricted stock grant that vests on the day before the 2021 annual meeting of shareholders if the director is then serving on the Board, subject to prorated vesting if the director terminates board service prior to that date. The value is based on the closing price of Umpqua’s common stock ($10.56) on the grant date (April 22, 2020). At December 31, 2020, directors had 13,807 (Fowler), 14,020 (Gambee, Greene, Pope, Schultz), 10,513 (Machuca), 15,019 (Stevens, Timm) 10,879 (Terry) and 9,814 (Varnado) shares subject to stock awards that will vest the day before the 2021 annual meeting of shareholders.

(4)	Amounts in column (g) are dividends received upon the vesting of equity awards.

Expenses incurred by directors in connection with attending meetings, such as travel costs and meals, are reimbursed by the Company.  Such expenses are integrally and directly related to the performance of the directors’ duties, and not personal benefits or perquisites.

We also offer a nonqualified deferred compensation plan to non-employee directors.  Under this plan, each director may annually elect to place all or part of his or her director compensation for the coming year into the deferred plan.  Under the plan, a director may choose to have distributions from the plan paid in a lump sum or in annual installments over three, five or ten-year periods following the date that the director leaves the Board.  Shares issuable under equity awards that are deferred are held by a trustee and remain subject to the claims of general creditors of the Company. The dividends paid on those shares are credited to the director’s account, but no interest or other compensation or earnings are paid by the Company with respect to the deferred account. Directors Gambee and Machuca have participated in the deferred compensation plan.

Incorporation by Reference

The sections in this proxy-statement entitled “Compensation Committee Report” and “Audit and Compliance Committee Report” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates any such reports by reference therein.

28    UMPQUA HOLDINGS CORPORATION

Compensation Discussion and Analysis (“CD&A”)

Our CD&A is organized into four sections:

Executive Summary

Performance and Pay

Compensation Process and Decisions

Other Compensation Information

Please read this CD&A as you consider our say-on-pay resolution, which is Item 3 - Advisory Vote on Executive Compensation. The CD&A contains important information that may inform your voting decision and we believe supports voting in favor of our say-on-pay resolution.

The CD&A describes our executive compensation program for the following “named executive officers”:

Name	Title
Cort O’Haver	President and Chief Executive Officer
Ron Farnsworth	Executive Vice President/Chief Financial Officer
Tory Nixon	Senior Executive Vice President/Chief Banking Officer
Andrew Ognall	Executive Vice President/General Counsel
David Shotwell	Executive Vice President/Chief Risk Officer
Rilla Delorier*	Executive Vice President/Chief Strategy Officer
*	Ms. Delorier served as an executive officer for a portion of the year and is a named executive officer under SEC rules; her last day of employment was August 7, 2020.

EXECUTIVE SUMMARY

We maintain a strong pay for performance philosophy that links executive compensation to achieving the operating and financial goals set by the Board. We are focused on delivering sustained, long-term financial performance for our shareholders.

COVID-19

We did not alter any of our performance-based compensation programs in response to COVID-19. The Compensation Committee reviewed the performance-based metrics initially established in January and February 2020 throughout the year considering the pandemic. The Committee concluded that the metrics remained relevant and appropriate, while acknowledging that achievement would be difficult with the significant challenges management faced in dealing with COVID-19, the low interest rate environment, health and safety issues, and the economic downturn.

2020 Say-on-Pay Vote and Shareholder Outreach

Our say-on-pay resolution at last year’s annual meeting received a favorable vote from 98% of the shares voted. Our Compensation Committee considered the results of the vote in making compensation decisions. During our 2020 shareholder outreach we did not receive any questions or concerns regarding our executive compensation program.

2020 Performance

2020 was a challenging but successful year for Umpqua. Our named executive officer compensation and the key decisions made related to 2020 compensation described below were based on:

•	The financial results achieved and summarized above in the Proxy Summary and below, including exceeding operating earnings per share (“OEPS”) targets
•	Growing deposits and loans including promptly pivoting to stand up a PPP loan program as traditional loan demand significantly decreased
•	Reviewing the significant impact of the one-time goodwill impairment charge in the first quarter on earnings per share and non-interest expense and related key ratios

2021 PROXY STATEMENT    29

•	Management’s response to the COVID-19 pandemic, including focus on the well-being of our associates and communities while maintaining strong financial performance in difficult economic conditions

Performance Focused Compensation Program

Our 2020 compensation program retained the same principal compensation components as in 2019: base salary, short-term incentives under an annual plan (STI), performance-based equity awards (LTI) and equity awards that vest over time (RSAs).

Component	Fixed or At Risk	Annual or Long Term	Primary Purpose	2020 Design
Base Salary (Cash)	Fixed	Annual	Provide fixed cash compensation based on experience, skills, responsibilities, and competitive pay levels. Individual salary determinations involve consideration of performance.	Average 3% increase based on review of competitive assessment and individual contributions
STI (Cash)	At Risk	Annual

Consistent with competitive practices, executives should have a significant portion of their targeted annual total cash compensation at risk, contingent upon the Company meeting its strategic goals, including profitability targets, achievement of personal goals, and appropriate risk management.

Primarily based on operating earnings per share 25-30% based on advancing key strategic initiatives including Business Bank of Choice and fee income and balanced loan and deposit growth
RSAs (Equity)	At Risk	Long Term	Act in the best interests of shareholders by aligning interests over the long term and as a retention device to continue to work for the Company.	Vest ratably over three years
LTI (Equity)	At Risk	Long Term

Generate a total shareholder return that exceeds a regional bank stock index and a return on tangible common equity that exceeds the Compensation Committee selected peer group. Act in the best interests of shareholders by aligning interests over the long term and as a retention device to continue to work for the Company. At least 50% of equity awards should be “performance-based,” to link a significant portion of total compensation to shareholder value.

Vesting based on total shareholder return (“TSR”) and return on average tangible common equity (“ROATCE”) performance relative to peer groups over a three-year period

Our incentives are predominantly performance-based programs designed to encourage long-term value creation. At least 70% of equity awards to our CEO, and 50% of equity awards to other named executive officers, were based on objective performance metrics. Performance-based awards include "circuit-breaker" provisions, requiring a minimum level of performance to receive any payout.

	% of Total Annual Compensation that was		% of Total Compensation paid in
	Fixed	At Risk	Cash	Equity

O’Haver, Cort	24%	76%	52%	48%
Farnsworth, Ron	31%	69%	60%	40%
Nixon, Tory	30%	70%	59%	41%
Ognall, Andrew	39%	61%	70%	30%
Shotwell, David	36%	64%	64%	36%
Delorier, Rilla	46%	54%	46%	54%

30    UMPQUA HOLDINGS CORPORATION

Strong Governance Features

Our Compensation Committee is comprised of independent directors and engages its own advisors. The Committee annually reviews incentive plan design, including a risk assessment of Company-wide plans. As part of our annual investor outreach program, we offer shareholders the opportunity to discuss compensation matters.

WHAT WE DO	WHAT WE DON’T DO

✓    Independent Compensation Committee that engages its own advisors

✓    Stock retention (hold-to-retirement) requirement for executive officers—75% of net equity awards

✓    Stock ownership requirements for executive officers

✓    Clawback provisions applicable to all incentive compensation

✓    Minimum one-year vesting on equity awards

✓    Annual review of peer groups

✓    Annual best practices review and competitive assessment of compensation with independent consultant

X    No single trigger change-in-control provisions

X    No tax gross-ups on severance or change-in-control benefits

X    Hedging and pledging of Company stock is prohibited

X    Dividends on equity awards paid only upon vesting

X    No significant perquisites

X    No repricing, reload or exchange of stock options without shareholder approval

X    No guaranteed bonuses

X    No personal use of Company’s leased aircraft

Key 2020 Compensation Decisions

Our decisions for 2020 compensation were based on:

•	Our 2019 results in setting 2020 salary, equity award amounts and target STI percentages
•	2020 financial results to determine 2020 STI amounts paid in 2021
•	The Compensation Committee’s annual process of reviewing total compensation, assessing competitive data and evaluating executive performance

Management’s focus has been on growth and positioning the Company for the long term by executing on Umpqua Next Gen and our Human Digital strategy. In 2020, the Compensation Committee focused on management’s ability to advance strategic initiatives, protect capital, and positively impact our associates, customers, and communities in a period of unprecedent social and economic challenge.

2020 executive compensation decisions included:

•	Achievement of 2020 STI plan performance metrics reviewed and payouts established between 117-121%
•	Vesting of 2017 LTI awards confirmed at 102.2% (ROATCE-based) and 105.8% (TSR-based)
•	2020 LTI awards continued to utilize return-based metrics
•	70% of CEO and 50% of other NEO equity awards performance-based
•	Base salaries increased an average of 3%
•	Mr. Nixon’s target STI percentage increased from 80% to 85% with his promotion to Umpqua Bank President

PERFORMANCE AND PAY

Our STI and LTI plan metrics differ to promote a range of business developments while maintaining a focus on building long-term value. Our annual incentive plans are based upon OEPS targets and advancing key strategic

2021 PROXY STATEMENT    31

initiatives; our long-term performance-based equity grants are tied to relative TSR and to relative ROATCE compared to peers.

Our OEPS targets are set by the Compensation Committee based on the Company’s budget, which includes growth and expense targets that align with our strategic initiatives. The Compensation Committee Chair serves on the Board’s Finance and Capital Committee, which recommends the Company’s budget to the Board.  Our executives play a major role in achieving OEPS performance, but have less direct influence over our stock price and, therefore, TSR.  We believe that increasing OEPS and deploying excess capital will, over time, result in long-term value creation for shareholders.

Our historic OEPS achievement and STI payout levels for the OEPS component are:

	OEPS for 75%	OEPS for 100%
Year	Payout	Payout	OEPS	Actual Payout %

2016	$1.02-$1.119	$1.12-$1.219	$1.19	100%
2017	$1.10-$1.179	$1.18-$1.259	$1.26	100%
2018	$1.31-$1.409	$1.41-$1.489	$1.51	125%
2019	$1.48-$1.579	$1.58-$1.659	$1.54	75%
2020	$1.23-$1.329	$1.33-$1.409	$1.47	125%

The TSR-based equity awards are measured comparing the Company’s TSR to the KRX Index (“KRX”), an index of regional bank stocks compiled by Keefe, Bruyette and Woods, Inc., an investment bank with expertise in the financial services sector.  The KRX is comprised of approximately 50 similarly sized regional bank / bank holding company stocks, including Umpqua.  The peer group for our ROATCE metric was the same peer group as the Compensation Committee utilized for its annual competitive assessment of compensation, which is detailed below.

We believe TSR directly links executive compensation to the returns realized by our shareholders, and that a measure based on return on equity links executive compensation to the creation of long-term value for shareholders, and the combination of metrics ensuring that our awards are not advantaged or penalized by general market conditions.

The following are the historic LTI vesting levels:

		Vesting
Year of Award	Year Vested	Percentage

2013 (TSR-based)	2016	88%
2014 (TSR-based)	2017	48%
2015 (TSR-based)	2018	83%
2016 (TSR-based)	2019	89%
2016 (ROATCE-based)	2019	107%
2017 (TSR-based)	2020	106%
2017 (ROATCE-based)	2020	102%

32    UMPQUA HOLDINGS CORPORATION

The following chart illustrates the connection between our CEO’s Realized Compensation, Realizable Compensation, and the Actual Value (defined below) of CEO compensation for the years 2016 through 2020 and Umpqua’s TSR over the period from the years ended December 31, 2016 through December 31, 2020. Compensation amounts for 2016 represent the prior CEO’s compensation. The compensation values shown below do not necessarily correspond to, and are not a substitute for, the amounts disclosed in the Summary Compensation Table and supplemental tables.

Realized Compensation includes salary, non-equity incentive compensation, and “all other compensation”, as reported in the Summary Compensation table.  It also includes the value of equity awards recognized as disclosed in the Option Exercises and Stock Vested table.  The Company believes Realized Compensation better measures compensation for the current annual period as compared to the Summary Compensation table that includes the accounting value of awards and options issued in the period, but which may or may not be realized in the future.

Realizable Compensation includes Realized Compensation and the unrealized value of outstanding unvested equity awards held as of the measurement date based on the closing price of the Company stock at year-end.  As the unrealized value may or may not be realized in the future, and may be realized in various future annual periods, the Company believes Value of Compensation is a better measure of compensation for an annual period.

Value of Compensation includes Realized Compensation and the change in the unrealized value of outstanding in-the-money options and stock awards used in the Realizable Compensation value during the year.  The Company believes Value of Compensation provides the economic value of compensation to the executive for each period.

2021 PROXY STATEMENT    33

The following graph shows Umpqua’s total shareholder return compared with the KRX total return index over the past five years.

Total Return Performance over the Past Five Years

Index	12/31/15	12/31/16	12/31/17	12/31/18	12/31/19	12/31/20

Umpqua Holdings Corporation	$100.00	122.90	141.05	112.36	131.45	118.47
KRX (KBW Regional Bank Index)	$100.00	139.12	141.63	116.86	144.76	132.18

The following graph compares Umpqua’s total shareholder return to the KRX total return over one, three, five and ten-year periods.

Total Return Performance

34    UMPQUA HOLDINGS CORPORATION

SECTION 3 – COMPENSATION PROCESS AND DECISIONS

Roles and Responsibilities of the Compensation Committee

The Compensation Committee carries out the Board’s overall responsibilities with respect to executive compensation. The Board reviews the CEO’s performance with respect to his leadership of the organization and the Company’s financial performance and successful execution of the strategic plan.  The CEO is not present during discussions regarding his compensation. All Committee members are required to meet the NASDAQ and SEC independence requirements.

The Compensation Committee operates under a written charter, which is posted on our website at https://www.umpquabank.com/investor-relations.  The Committee annually reviews its charter and recommends changes to the Board.  The Committee Chair sets the Committee’s meeting agenda and calendar.  As authorized by its charter, the Committee hires independent advisors and consultants for advice on compensation matters.

Each year the Compensation Committee engages in extensive executive compensation discussions in multiple meetings with its independent consultant. The Committee reviews total compensation and total cash compensation, and approves each of the elements of executive officer compensation, and reviews whether compensation programs and practices carry undue risk. The cycle of executive compensation discussions and decisions is:

Q1	Q2	Q3	Q4
Review financial results and executive officer performance	Review peer group	Annual best practices and compensation trends review with consultant	Annual competitive assessment of executive compensation compared to peers
Set STI and LTI metrics; confirm achievement of prior year STI and LTI vesting	Discuss say-on-pay results	Equity plan/award dilution and overhang analysis	STI and LTI plan design review
Set salaries and STI target %; determine LTI and RSA amounts

Role of the Compensation Consultant/Evaluation of Independence

The Compensation Committee reviews information provided by recognized, independent compensation consultants including survey or “benchmarking” data, peer group recommendations and plan design suggestions.  The Committee uses this information to understand prevailing market practices and aggregate, as well as component, compensation packages provided by financial services companies similar to Umpqua in size and scope.  The Committee considers this advice.

In 2019, the Compensation Committee engaged Willis Towers Watson, an independent consulting firm, to review and provide recommendations on components of our 2020 executive compensation program. The Committee received a letter from Willis Towers Watson assessing that firm’s independence and the Committee made its own assessment of the independence of Willis Towers Watson pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently advising the Committee. In 2020, the Committee requested proposals from compensation consultants, including Willis Towers Watson, primarily to provide advice for our 2021 executive compensation. The Committee engaged Mercer, and sought advice from Mercer with respect to the impact of COVID-19 on in-place 2020 compensation programs.

Role of Management

Our CEO is actively engaged in recommending the compensation of our other named executive officers.  At the end of each fiscal year, he reviews with the Compensation Committee the performance of each executive officer and recommends the level of base salary, incentive compensation and equity awards. The Committee reviews those recommendations and compares them with market information to ensure that executive compensation is competitive, and that the CEO is exercising appropriate discretion.  The Committee reviews, and ratifies or approves, all components of the compensation for executive officers covered by NASDAQ requirements, including salary, annual incentives and long-term incentive compensation.

Our human resources executive, the Chief People Officer, works with our CEO, the Compensation Committee, business unit executives, the General Counsel and, as appropriate, outside counsel and consultants to recommend and design the overall structure of the Company’s incentive and benefit plans.

2021 PROXY STATEMENT    35

Executive Compensation Philosophy

The Company has adopted the following written statement of its executive compensation philosophy, which is reviewed annually by the Compensation Committee:

Decisions regarding executives’ total compensation program design, as well as individual pay decisions, will be made in the context of this Executive Compensation Philosophy and our ability to pay, as defined by our financial success.  We designed Umpqua’s executive compensation to recognize superior operating performance thereby maximizing shareholder value, and to attract, motivate and retain the high performing executive team critical to our Company’s success.  Our executive compensation philosophy is: we pay competitive base salaries and we incentivize and strongly reward performance.

Objectives – Umpqua Bank is committed to providing competitive compensation opportunities based on performance to our executives who collectively have the responsibility for making our Company successful.  Within that context, our prime objectives are to:

•	Attract and retain highly qualified executives that portray our Company culture and values
•	Motivate executives to provide excellent leadership and achieve Company short and long-term goals
•

Provide substantial performance-related incentive compensation that is aligned to our business strategy and directly tied to meeting specific business objectives and avoiding unnecessary and excessive risks that threaten the value of the Company

•	Strongly link the interests of executives to the value derived by our shareholders from owning Company stock
•	Connect the interests of our executives, our employees, and our shareholders and other stakeholders
•	Be fair, ethical, transparent, and accountable in setting and disclosing executive compensation

Competitive Assessment

The Compensation Committee reviewed the 2019 peer group with its consultant Willis Towers Watson and made no changes for 2020. The peer group includes the following banks and bank holding companies:

Company Name	Ticker	Company Name	Ticker
Associated Banc-Corp	ASB	Prosperity Bancshares, Inc.	PB
Bank of Hawaii Corporation	BOH	Signature Bank	SBNY
BOK Financial Corporation	BOKF	Synovus Financial Corp.	SNV
Commerce Bancshares, Inc.	CBSH	TCF Financial Corporation	TCF
Cullen/Frost Bankers, Inc.	CFR	Trustmark Corporation	TRMK
East West Bancorp, Inc.	EWBC	UMB Financial Corporation	UMBF
First Horizon Corp.	FHN	Valley National Bancorp	VLY
Fulton Financial Corporation	FULT	Webster Financial Corporation	WBS
Hancock Whitney Corporation	HWC	Wintrust Financial Corporation	WTFC
Popular, Inc.	BPOP

In setting 2020 base salaries and incentive targets, the Compensation Committee referred to and considered the data and recommendations contained in an executive compensation competitive assessment provided by Willis Towers Watson using the peer group.  Total compensation of executive officers was within market competitive range for their role, scope of responsibility, and experience, and for 2020 was set at or near the 50th percentile of the peer group.

36    UMPQUA HOLDINGS CORPORATION

Performance-Based Plan Design and Objectives

A significant component of compensation is related to Company performance.  We believe that an executive’s compensation should be tied to how well the Company performs, as well as the individual executive and the executive’s team against both financial and non-financial goals and objectives. The Board annually establishes the OEPS financial goals for the incentive compensation program and executives other than the CEO often have goals tied to business unit performance to the Board approved budget.

Strategic Objective	Compensation Component or Metric	2020 Actual Results
Align pay with performance	OEPS Performance measure for STI	$1.47 equating to 125% achievement
Advance key short- and long-term strategic objectives	Loan, deposit and fee income growth Performance measures for STI	Achievement ranging from 0% to 150%
Achieve long-term profitable growth and returns	ROATCE Performance measures for 50% of LTI awards	2017 awards vesting at 102%
Link executive compensation to shareholder returns, emphasize need for long-term financial and stock price performance	TSR Performance measure for 50% of LTI awards	2017 awards vested at 106%

Elements of 2020 Compensation

Base Salary

Base salary provides a secure base of cash compensation for executives that is competitive with the market.  Executive salary increases do not follow a preset schedule or formula; however, the following are considered when determining appropriate salary levels:

•	The individual’s current and sustained performance results and the methods utilized to achieve those results
•

Non-financial performance indicators, to include strategic developments for which an executive has responsibility (such as product development, expansion of markets, increase in organic loan or deposit growth and acquisitions) and managerial performance (such as service quality, sales objectives and regulatory compliance)

•	Company financial performance
•	Peer data through competitive assessment reports

2021 PROXY STATEMENT    37

Name	Base Salary	Increase Over Salary Prior Year-End %

O'Haver	$1,000,000	5%
Farnsworth	$500,000	-%
Nixon	$550,000	-%
Ognall	$440,000	7%
Shotwell	$410,000	5%
Delorier	$500,000	-%

STI

At the beginning of each year, we approve a cash incentive plan for our named executive officers. The Compensation Committee sets the target incentive as a percentage of base salary based on peer and market data for similar positions, total compensation and internal groupings of executives.

Name	Target Incentive as a % of Base Salary	Increase Over Prior Year Target %

O'Haver	100%	-%
Farnsworth	80%	-%
Nixon	85%	6%
Ognall	70%	-%
Shotwell	70%	-%
Delorier	80%	-%

The Committee also assigns a maximum incentive above the target incentive, and the minimum performance required to receive a payout.  Achievement of the target incentive is based on the success of the Company and the individual executive in certain performance areas.

The Committee considered a variety of performance metrics and goals, and determined the following categories would focus the named executive officers on objectives that would benefit the Company and its shareholders:

38    UMPQUA HOLDINGS CORPORATION

The Compensation Committee uses primarily objective elements for annual incentive plans. The CEO reports individual executive performance, which includes subjective assessments, to the Compensation Committee. Our annual incentive plans expressly provide the Compensation Committee authority to apply “negative discretion” to reduce awards.

OEPS

The Compensation Committee selected OEPS as the primary financial performance metric for the following reasons:

•	Earnings per share (“EPS”) is the key indicator of profitability
•	EPS aligns the interests of executive officers with shareholders
•	OEPS eliminates income and expense items as described below

When calculating OEPS, we exclude the following items due to their one-time nature or relationship to market externalities:

•

Gains or losses on our junior subordinated debentures carried at fair value resulting from changes in interest rates and the estimated market credit risk adjusted spread that do not directly correlate with the Company’s operating performance

•	Expenses that are related to the completion and integration of mergers and acquisitions or related to exit or disposal costs of certain business activities
•	Gains or losses from the change in fair value of the Company’s mortgage servicing rights
•	Gains or losses from the change in fair value of swap derivatives
•	Net gains or losses on investment securities

Historically, when relevant, we have also excluded goodwill impairment charges or bargain purchase gains. All items are excluded net of their tax impact.  We calculate operating earnings (loss) per diluted share by dividing operating earnings by the same diluted share total used in determining diluted earnings per common share.

OEPS targets are set by the Board based upon the Finance and Capital Committee’s budget recommendation. The Company does not offer guidance on our OEPS, earnings per share or growth rate targets, and we regard these internal targets as confidential.  However, we provide the Company-wide OEPS target on a historical basis. The OEPS target for 100% payout of the financial component is intended to be challenging but achievable, tied to

2021 PROXY STATEMENT    39

completion of strategic initiatives and requiring year-over-year growth or increases in value relative to economic conditions. The targets set for 2020 were:

OEPS Range	Payout Level

<$1.13	0%
$1.13-$1.229	50%
$1.23-$1.329	75%
$1.33-$1.409	100%
$1.41-$1.499	125%
> $1.50	150%

In January 2021, the Compensation Committee reviewed 2020 OEPS and strategic initiative results for each of the named executive officers and discussed with the CEO any potential risk modifiers. Each of our incentive plans included a risk modifier, providing for potential reduction or elimination of incentive pay if participants failed to maintain satisfactory regulatory compliance or failed to demonstrate appropriate risk management practices. The Committee confirmed that the Company’s OEPS for 2020 was at the 125% payout range.

The following reconciles our reported earnings per diluted share for 2020 to our operating earnings per diluted share:

OEPS to EPS Reconciliation

OEPS	$1.47
Net Gain on Sale of Debt Securities and Equity Securities	$0.00
Mortgage Servicing Rights Fair Value Loss	$(0.25)
Fair Value Loss of Swap Derivative	$(0.03)
Exit and Disposal Costs	$(0.01)
Goodwill Impairment Charge	$(8.10)
GAAP EPS	$(6.92)

CORPORATE AND STRATEGIC ELEMENTS

The Committee also confirmed the named executive officers’ payout of the strategic goal components as follows:

•	Average core banking demand deposit accounts grew $2.1 billion over the prior year, resulting in a 150% payout
•	Fee revenue did not meet the circuit breaker level of achievement of 9% growth, resulting in a 0% payout
•	Average commercial and industrial, and owner-occupied real estate, loans grew $1.2 billion over the prior year, resulting in a 150% payout

The 2020 incentive compensation tied to strategic initiative goals and awarded to each named executive officer (with the percentage indicating percent of overall incentive target opportunity for the specific metric), was:

Executive Officer	Deposit	% of Target	Strategy	% of Target	BBOC	% of Target

O’Haver	$93,750	6.25%	$125,000	12.5%	$52,083	6.25%

Executive Officer	Deposit	% of Target	Loan	% of Target	Fee Revenue	% of Target

Farnsworth	$60,000	10%	$60,000	10%	$-	10%
Nixon	$70,125	10%	$70,125	10%	$-	10%
Ognall	$46,200	10%	$46,200	10%	$-	10%
Shotwell	$43,050	10%	$43,050	10%	$-	10%
Delorier	$-	10%	$-	10%	$-	10%

40    UMPQUA HOLDINGS CORPORATION

Ms. Delorier’s last day of employment was August 7, 2020; the STI plan required the participant to be employed on the payment date in first quarter 2021 to receive a payment.

In addition to specific business unit goals, Mr. O’Haver assessed each of the other named executive’s performance in managing challenges created by the COVID-19 pandemic in recommending the individual goal achievement level. He presented his assessment to the Committee and discussed his compensation recommendations for each executive.

STI PAYOUTS

The 2020 incentive compensation awarded to each named executive officer (with the percentage indicating percent of overall target incentive opportunity for the specific metric), was:

		% of	Corporate	% of	Individual	% of
Executive Officer	OEPS	Target	Strategic	Target	Goals	Target

O’Haver	$937,500	75%	$270,833	25%	N/A	-%
Farnsworth	$250,000	50%	$120,000	30%	$96,000	20%
Nixon	$292,188	50%	$140,250	30%	$126,225	20%
Ognall	$192,500	50%	$92,400	30%	$73,920	20%
Shotwell	$179,375	50%	$86,100	30%	$68,880	20%
Delorier	$-	50%	$-	30%	$-	20%

The Committee also reviewed the objective components of the annual performance reviews of the other named executive officers.  In determining whether to confirm the recommended award or to exercise negative discretion, Mr. O’Haver presented his evaluation of the performance of each executive officer and recommended the 2020 annual cash incentive payments. The Committee places significant weight on the CEO’s incentive award recommendations, but the Committee independently reviewed and approved those recommendations.

2021 PROXY STATEMENT    41

The total 2020 STI compensation approved by the Board and to be paid in the first quarter of 2021 is:

Name	Total Paid	Target	Total as a % of Target

O’Haver	$1,208,333	$1,000,000	120.8%
Farnsworth	$466,000	$400,000	116.5%
Nixon	$558,663	$467,500	119.5%
Ognall	$358,820	$308,000	116.5%
Shotwell	$334,335	$287,000	116.5%
Delorier	$-	$400,000	0%

Equity Awards

Under the shareholder-approved 2013 Incentive Plan, we may award stock options, stock appreciation rights, RSAs and restricted stock units (“RSUs”), performance share awards (“PSAs”), and performance compensation awards.  The Committee has historically awarded RSAs that vest ratably over time and PSAs with a relative performance metrics as the LTI component of executive compensation. The Committee selects all executive-level participants and determines participation levels and the terms and conditions of all awards made under the plan subject to plan requirements including minimum vesting periods. A maximum of 400,000 shares may be granted under the plan to an individual pursuant to stock options and stock appreciation rights during any one-year period; for any other award, a maximum of 200,000 shares may be granted under the plan to an individual during any one-year period. The Committee typically determines the cash value of proposed equity awards at its January meeting and sets the grant date in February or March with the number of shares based on the closing price of the Company’s common stock on the day of or day before the grant date.

In 2020, the Committee increased the percentage of RSAs based on its review of the annual competitive assessment and as retention device. The RSA’s vest ratably over three years. The mix of equity awards in 2020 was:

	Time Vested RSAs	LTI

O’Haver	30%	70%
Farnsworth	50%	50%
Nixon	50%	50%
Ognall	50%	50%
Shotwell	50%	50%
Delorier	50%	50%

The Committee continued to use two performance metrics for LTI awards granted in 2020—half of the awards vest in 2023 based the Company’s ROATCE relative to the same peer group used by the Committee to conduct its annual competitive assessment of executive compensation and the other half vest in 2023 based on Company TSR compared to the KRX. The 2020 LTI awards to executive officers were subject to the following vesting conditions:

Umpqua’s 3-Year Performance to Peer Group	Vesting

Lower than 60%	-%
60%	25%
Between 60% and 100%	*
100% (Umpqua’s TSR or ROATCE performance equals or exceeds peer performance)	100%
Above 100%	**

*

When Performance is between 60% and 100% relative to peers, such results will be interpolated on a straight-line basis to determine the applicable Vesting Percentage. For example, 80% TSR Performance represents the midpoint of TSR Performance and would result in the midpoint of the Vesting Percentage (62.5%).

42    UMPQUA HOLDINGS CORPORATION

**

When Performance is between 100% and 150% relative to peers, the Vesting Percentage is equal to the Performance level. If TSR or ROATCE Performance exceeds 150%, the applicable Vesting Percentage is the maximum of 150%.

In January 2020, the Compensation Committee approved an award to Mr. O’Haver of 45,595 ROATCE-based PSAs, 45,595 TSR-based PSAs and 39,081 RSAs with an accounting value at grant of $2.1 million. After reviewing competitive data for equity awards to, and total compensation of, the CEO position, the Committee determined that the aggregate equity awards to the CEO should be valued at not less than his base salary and target cash incentive. CEO O’Haver recommended the amount and mix of other executive officer equity awards; the Committee reviewed and approved the CEO’s recommendations based on the competitive assessment and the CEO’s review of executive officer performance.

In February 2020, the Committee confirmed the satisfaction of vesting conditions of performance-based awards originally granted in 2017 as follows:

Year of PSA Grant	Year Vested	Vesting Percentage

2017 (ROATCE-based)	2020	102.2%
2017 (TSR-based)	2020	105.8%

Other Annual Compensation - Benefits and Perquisites

We provide the following benefit programs to executive officers and to other employees:

Benefit Plan	Executive Officers and Key Managers and Contributors	All Full Time Employees

401(k) Plan	•	•
Group Medical/Dental/Vision	•	•
Group Life and Disability	•	•
Severance	•	•
Change in Control	•
Supplemental Retirement/Deferred Compensation Plan	•

Umpqua sponsors and administers a 401(k) salary deferral and profit sharing plan covering substantially all employees of the Company and its subsidiaries. The qualified plan is subject to ERISA. Participants may elect to contribute 100% of eligible compensation to the plan each year, subject to applicable IRC limits on annual employee deferrals.  In 2020, the Company made a matching contribution of 50% of each participant’s salary deferral, up to 8% of eligible compensation (or a maximum of 4% of eligible payroll deferrals by associates). Our named executive officers are eligible to participate in the plan on the same terms and conditions as other employees.

The Company adopted a non-qualified Supplemental Retirement and Deferred Compensation Plan ("SRP/DCP") in 2008.  The deferred compensation component of the SRP/DCP is available to a select group of officers determined by the Committee based on their position, duties and compensation level. All named executive officers are currently eligible to participate. Participants may elect to defer up to 50% of their salary or a portion of their annual cash incentive payment into a plan account. The Company has not made, and has no plans to make, discretionary contributions to deferred compensation accounts. The supplemental retirement component of the SRP/DCP is provided for senior officers, primarily the CEO and executives who report to the CEO, who are selected by the Committee. All named executive officers are currently eligible to participate. Each year the Committee determines whether to recommend to the Board that the Company make a discretionary contribution to the supplemental retirement component of the SRP/DCP. The SRP/DCP is designed to be administered under Sections 201(2) and 301(a)(3) of ERISA. The Compensation Committee did not recommend a contribution in 2020.Participants may invest deferred compensation and Company contributions in mutual funds like those available under the 401(k) plan. The Company does not guarantee earnings or pay interest on elective deferrals or Company discretionary contributions.

2021 PROXY STATEMENT    43

Umpqua has adopted a policy that governs use of the aircraft leased by the Company.  That policy generally provides that the CEO or CFO must approve any use of this aircraft and it prohibits any purely personal use, regardless of whether the officer reimburses the Company for that use.  If the officer is accompanied on a business trip by a spouse or other guest, the officer must reimburse the Company for the spouse or guest’s use of the aircraft in accordance with the Standard Industry Fare Level formula.  If the officer’s spouse accompanies the officer on the aircraft for the purpose of participating in business functions, that use is not deemed to be personal use.

OTHER COMPENSATION INFORMATION

Risk Assessment and Bank Regulatory Requirements

The Company develops and implements compensation plans that provide strategic direction to the participant and engages them in the Company's success, which we believe contributes to shareholder value. We believe our approach to goal setting, establishing targets with payouts at multiple levels of performance, evaluation of performance results and negative discretion in the payout of incentives help to mitigate excessive risk-taking that could harm company value or reward poor judgment by our executives.

Compensation policies and practices are determined by reviewing compensation analyses including industry/market benchmarking reports to determine competitive pay packages. The Company's variable pay programs are designed to reward outstanding individual and team performance while mitigating risk taking behavior that might affect financial results.

Performance incentive rewards for all plans continue to be focused on results that possibly impact earnings, profitability, credit quality, reasonable loan growth, deposit growth, sound investment advice, superior customer service, sound operations and compliance, sustainable culture, and leadership excellence.

Incentive plans, which are reviewed and revised on an annual basis, have defined terms and conditions which enable the Company to adjust the final scoring and payment of the plan, including adjustments that may only become apparent upon an after the fact review.  In addition, some incentive plans may have specific and defined holdbacks and modifiers enabling adjustments at the time of payout.

Generally, there is more oversight of plans that have a higher degree of risk, larger payouts, and those plans that could have the greatest negative impact on the Company's safety and soundness, such as plans for Commercial, Retail, Mortgage and Umpqua Investments.  The more risk associated with the incentive plan the more review and approval hurdles must be crossed before payment is made.

In January 2020, the Compensation Committee met with executive officers to review the incentive compensation plans and concluded that, based on the controls described above and elsewhere in this proxy statement, those plans do not present risks that are reasonably likely to have a material adverse effect on the Company.

When evaluating risk, the Compensation Committee noted that OEPS, which is based on audited financial results, are the primary financial component of annual incentive compensation. In this environment, operating costs and the net interest margin are the primary drivers of OEPS.  The Committee and the Board receive regular reports about OEPS and the steps taken by management to address operating efficiencies, deposit prices and loan yields.  The degree of oversight devoted to OEPS is a strong risk control.

In addition, the Company has adopted compensation practices, as discussed in this proxy statement, that discourage excessive or unnecessary risk-taking, such as:

•	Prohibiting the re-pricing of stock options
•	Requiring executives to acquire and hold substantial ownership positions in company stock
•	Implementing “clawback” provisions in incentive plans
•	Adopting a “hold to retirement” policy with respect to 75% of the net gains from equity awards

The agreements with our named executive officers also provide that Umpqua shall not pay any benefit to the extent that such payment would be prohibited by the provisions of Part 359 of the regulations of the Federal Deposit Insurance Corporation, as the same may be amended from time to time.

44    UMPQUA HOLDINGS CORPORATION

Internal Pay Equity

In January 2020, the Compensation Committee considered internal pay equity when it reviewed the total compensation paid to the CEO, as compared to the other named executive officers and the CEO’s other direct reports.  Based on its review, the Committee was satisfied that the comparative relationship between the compensation of the CEO and Umpqua’s other named executives is appropriate.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for "covered employees". Prior to the adoption of the Tax Cuts and Jobs Act (the "TCJA") in 2017, the Internal Revenue Code provided an exception to this limit for compensation constituting "qualified performance-based compensation". Except with respect to certain arrangements in place on November 2, 2017, the TCJA repealed this exclusion, and therefore compensation paid to "covered employees" in excess of $1.0 million generally will no longer be deductible. Prior to the TCJA, the Compensation Committee considered, among other things, the impact of the exclusion for "qualified performance-based compensation” when developing and implementing our executive compensation program.

While the Compensation Committee seeks to preserve tax deductibility in developing and implementing our compensation program, the committee also believes that it is important to maintain flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible for tax purposes and retain the ability to provide compensation that may not qualify as deductible under Section 162(m).

The employment agreements with our named executive officers provide that if the severance and change in control benefits payable to the executive would constitute an “excess parachute payment” as defined in Section 280G of the Code, such benefit payments shall be reduced to the largest amount that will result in no portion of benefit payments being nondeductible under Section 280G or subject to the excise tax imposed by Section 4999 of the Code.

Those agreements also provide that if any benefit thereunder is subject to Section 409A of the Code and the executive is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, commencement of payment of the benefit shall be delayed for six months following the executive’s termination of employment.

Equity Compensation Practices

In general, we issue long-term equity incentives to our named executive officers at the following times: (i) upon initial employment with the Company; (ii) in the first quarter of each year, in connection with establishing their long-term incentive compensation component of their compensation; and (iii) in connection with a significant advancement or promotion or a significant change in compensation arrangements.

Stock Ownership and Retention Policies

We believe that key executives should have a significant stake in the performance of the Company’s stock, to align their decisions with creating shareholder value and to minimize negative market perceptions caused by excessive insider sales of Company shares.  Our Statement of Governance Principles (posted on our website) requires directors and executive officers to accumulate a meaningful position in Company shares.  Our stock ownership requirement for outside directors and executive officers is tied to a multiple of director compensation for directors and a multiple of base salary for the executive officers, as noted below:

Minimum Ownership
Position	(multiple of annual base salary/annual director compensation)

CEO	4
President/Senior EVP	2
Other EVPs	1.5
Outside Director	4

Under this policy, share ownership is determined from the totals on Table 1 of SEC Form 4, which includes unvested RSAs and PSAs, and shares in which beneficial ownership is disclaimed, but excludes outstanding stock options

2021 PROXY STATEMENT    45

and RSUs.  Compliance with share ownership guidelines is reviewed annually by the Nominating and Governance Committee.  This minimum ownership must be achieved within five years after the officer or director takes office.  As of December 31, 2020, all directors and executive officers satisfied these requirements or had not yet served for five years.

In addition, named executive officers must retain a substantial portion of the equity awards granted by the Company.  A named executive officer must retain 75% of the following awards until the officer retires:

•	Gains from option exercises (shares remaining after payment of the exercise price and taxes)
•	Vested RSAs and PSAs (net of tax withholdings)
•	Shares issued in payment of RSUs (net of tax withholdings)

Exceptions to this holding requirement may be granted only by the Compensation Committee based upon bona fide personal financial need or family hardship, including divorce or death of a spouse.

Directors and executive officers may sell no more than 15,000 shares per calendar year unless he or she obtains authorization in a hardship situation from the Committee.  A director or officer may, however, sell shares to cover the exercise price and estimated taxes associated with an option exercise or RSA vesting.

In 2020, the named executive officers, as a group, acquired 234,770 shares of Company stock through vesting of RSAs or PSAs and exchanged 85,606 shares to pay taxes in connection with vesting.

Hedging and Pledging

We prohibit directors and executives from engaging in transactions in which they may profit from short term speculative swings in the market value of Umpqua stock.  These prohibited transactions include “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future); “short sales against the box” (selling owned, but not delivered securities); “put” and “call” options (publicly available rights to sell or buy Umpqua shares at a specific price within a specified period of time); and derivative transactions. The Company and its affiliates will not make a loan to directors or executive officers secured by Company stock, and directors and executive officers are not permitted to pledge Company stock.

Severance and Change in Control

The occurrence or potential occurrence of a change in control transaction can create uncertainty regarding the continued employment of our executive officers.  These transactions often result in significant organizational changes, particularly at the senior executive level.  We believe that change in control benefits eliminate or at least reduce any reluctance of executive officers to actively pursue potential change in control transactions that may be in the best interest of shareholders and are competitive in the industry. Accordingly, we provide such protection for our named executive officers under their respective employment agreements.  Our CEO recommends to the Compensation Committee the level of benefit to be provided to an executive, and the Committee considers that recommendation and makes a final decision.  We consider these severance protections to be an important part of an executive’s compensation and consistent with similar benefits offered by our competition.

All of our change in control provisions are “double trigger,” such that the benefit is paid only if there is both a change in control transaction and a qualifying termination of employment.  In order to encourage certain executive officers to remain employed following a change in control, if the executive continues to work for the acquiring company for more than 12 months after the change in control transaction, the executive receives a reduced retention benefit in lieu of a change in control benefit.  As a condition to receiving these severance benefits, the executive must agree not to compete with the Company, or its successor, and not to solicit customers or employees for a period following separation.  See table titled Potential Payments Upon Termination or Change in Control.

46    UMPQUA HOLDINGS CORPORATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.

Based on the foregoing review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2020.

Submitted by the Compensation Committee:

Luis Machuca (Chair)

Maria Pope

John Schultz

Bryan Timm

Anddria Varnado

2021 PROXY STATEMENT    47

Compensation Tables

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation awarded to, paid to or earned by the named executive officers for the fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

(a)	(b)	(c)(1)	(d)	(e)(2)	(f)	(g)(3)	(h)	(i)(4)	(j)

O'Haver, Cort	2020	$1,000,000	—	$2,095,865	—	$1,208,333	—	$18,654	$4,322,852
President and CEO	2019	$950,000	—	$1,892,548	—	$741,000	—	$21,298	$3,604,846
	2018	$850,000	—	$1,684,455	—	$998,750	—	$18,309	$3,551,514

Farnsworth, Ron	2020	$500,000	—	$649,067	—	$466,000	—	$12,515	$1,627,582
EVP/CFO	2019	$500,000	—	$598,547	—	$332,000	—	$15,899	$1,446,446
	2018	$475,000	—	$596,719	—	$449,350	—	$14,160	$1,535,229

Nixon, Tory	2020	$550,000	—	$798,838	—	$558,663	—	$18,789	$1,926,290
Sr EVP/Chief	2019	$550,000	—	$698,320	—	$365,200	—	$22,043	$1,635,563
Banking Officer	2018	$485,000	—	$700,515	—	$455,900	—	$17,320	$1,658,735

Ognall, Andrew	2020	$440,000	—	$349,509	—	$358,820	—	$12,515	$1,160,844
EVP/General Counsel

Shotwell, David	2020	$410,000	—	$424,394	—	$334,335	—	$12,515	$1,181,244
EVP/Chief	2019	$390,000	—	$566,519	—	$226,563	—	$17,599	$1,200,681
Risk Officer	2018	$380,000	—	$397,820	—	$312,949	—	$13,998	$1,104,767

Delorier, Rilla	2020	$291,667	—	$599,149	—	—	—	$220,848	$1,111,664
Former EVP/Chief	2019	$500,000	—	$598,547	—	$332,000	—	$18,389	$1,448,936
Strategy Officer	2018	$485,000	—	$447,561	—	$456,482	—	$29,100	$1,418,143

(1)	Ms. Delorier’s last day of employment was August 7, 2020.
(2)

Fair value of stock awards issued during the year(s) shown; no option awards were issued. The assumptions made in calculating these values are disclosed in Notes 1 (Stock-Based Compensation discussion) and 20 to our Consolidated Financial Statements in our 2020 annual report on Form 10-K. The maximum value of the stock awards with performance conditions was: O'Haver $2,198,819; Farnsworth $486,108; Nixon $598,279; Ognall $261,765; Shotwell $317,851; and Delorier $448,734.

(3)	Earned and awarded under the Company’s 2020 annual incentive plan in the year(s) noted but paid in Q1 2021.
(4)	The table below itemizes the amounts shown in column (i), All Other Compensation, for 2020. Ms. Delorier’s payments were the amounts due under the terms of her Employment Agreement.

48    UMPQUA HOLDINGS CORPORATION

Name	Parking and Auto	Annual Dues and Club Memberships	Match Contribution to 401(k)	Payments related to Position Elimination	Miscellaneous

O’Haver	$3,555	$3,699	$11,200	—	$200
Farnsworth	$1,115	—	$11,200	—	$200
Nixon	$2,945	$4,444	$11,200	—	$200
Ognall	$1,115	—	$11,200	—	$200
Shotwell	$1,115	—	$11,200	—	$200
Delorier	$1,115	—	$11,200	$208,333	$200

COMPENSATION AGREEMENTS

Mr. O’Haver’s employment agreement expires December 31, 2021. His agreement provides for a severance benefit equal to two times base salary at the time of termination and two times the annual cash incentive compensation received for the calendar year prior to termination, and a change in control severance benefit equal to 2.5 times base salary at the time of termination and 250% of the annual cash incentive compensation received for services performed in the year prior to termination, each payable in the event of termination “without cause” by the Company or for “good reason” by Mr. O’Haver. Payments are made in equal installments over 18 months.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The table below sets forth the material provisions of our current named executive officer employment agreements:

	Expiration	Severance	Change in	CIC Retention
Name	Date (1)	Benefit (2)	Control (3)	Benefit (4)

O'Haver	12/31/2021	24 mo. salary + 200% of prior year incentive	30 mo. salary + 250% of prior year incentive	12 mo. salary + 100% of prior year incentive
Farnsworth	12/31/2024	12 mo. salary	24 mo. salary + 200% of prior year incentive	12 mo. salary + 100% of prior year incentive
Nixon	12/31/2024	12 mo. salary	24 mo. salary + 200% of prior year incentive	N/A
Ognall	12/31/2024	12 mo. salary	24 mo. salary + 200% of prior year incentive	N/A
Shotwell	12/31/2024	12 mo. salary	24 mo. salary + 200% of prior year incentive	N/A
Delorier (5)	12/31/2024	12 mo. salary	24 mo. salary + 200% of prior year incentive	N/A

(1)	The agreements provide for at-will employment and are terminable by the Company or the executive at any time, with or without cause.
(2)	Calculated based on base salary at the time of termination, and payable if the executive is terminated “without cause” or if the executive leaves for “good reason,” as defined in the agreement.
(3)

Calculated based on base salary at the time of termination plus a multiple of the executive’s incentive paid for the prior year, payable monthly over 18 months.  This change in control benefit is payable only if the executive’s employment is terminated within 12 months after the change in control transaction and it is paid in lieu of a severance benefit.

(4)

Calculated as the number of months of current base salary at the time of termination plus a multiple of the executive’s incentive paid for the prior year, payable monthly over a period equal to the number of months of base salary paid.  This benefit is payable 12 months following a change in control if the executive remains employed for at least 12 months after the change in control transaction and it is paid in lieu of a severance or change in control benefit.

(5)

The amounts disclosed above in “Other Compensation” in the Summary Compensation Table for Ms. Delorier are five months of her twelve-month benefit related to the elimination of her position in 2020 and paid pursuant to the terms of her Employment Agreement.

2021 PROXY STATEMENT    49

Miscellaneous Provisions in Executive Employment Agreements

Employment agreements with our named executive officers include the following provisions:

•	An adjustment that prohibits any benefit payment to the executive to the extent it would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code
•	A prohibition on competing with the Company during the time that the executive is receiving payment of a severance, change in control or retention incentive benefit
•	Receipt of the change in control benefit is subject to a “double trigger” such that there must be a qualifying termination of employment in addition to a change in control event
•	A prohibition on solicitation of the Company’s customers or employees for two years following the executive’s departure

50    UMPQUA HOLDINGS CORPORATION

Grants of Plan-Based Awards

This table shows the plan-based awards granted to each named executive officer in the fiscal year ended December 31, 2020.  The actual payouts under the annual non-equity incentive plans are shown in column (g) of the Summary Compensation Table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Awards ($)

(a)	(b)(1)	(b)(1)	(c)(2)	(d)	(e)	(f)	(g)(3)	(h)	(i)(4)	(l)(5)

O'Haver
Non-Equity			437,500	1,000,000	1,481,250
PSA (ROATCE)	3/2/20	1/22/20				11,399	45,595	68,393		734,991
PSA (TSR)	3/2/20	1/22/20				11,399	45,595	68,393		730,888
RSA	3/2/20	1/22/20							39,081	629,986

Farnsworth
Non-Equity			160,000	400,000	588,000
PSA (ROATCE)	3/2/20	1/22/20				2,520	10,080	15,120		162,490
PSA (TSR)	3/2/20	1/22/20				2,520	10,080	15,120		161,582
RSA	3/2/20	1/22/20							20,161	324,995

Nixon
Non-Equity			187,000	467,500	687,225
PSA (ROATCE)	3/2/20	1/22/20				3,102	12,406	18,609		199,985
PSA (TSR)	3/2/20	1/22/20				3,102	12,406	18,609		198,868
RSA	3/2/20	1/22/20							24,813	399,986

Ognall
Non-Equity			123,200	308,000	452,760
PSA (ROATCE)	3/2/20	1/22/20				1,357	5,428	8,142		87,499
PSA (TSR)	3/2/20	1/22/20				1,357	5,428	8,142		87,011
RSA	3/2/20	1/22/20							10,856	174,999

Shotwell
Non-Equity			114,800	287,000	421,890
PSA (ROATCE)	3/2/20	1/22/20				1,648	6,591	9,887		106,247
PSA (TSR)	3/2/20	1/22/20				1,648	6,591	9,887		105,654
RSA	3/2/20	1/22/20							13,182	212,494

Delorier (5)
Non-Equity			160,000	400,000	588,000
PSA (ROATCE)	3/2/20	1/22/20				2,326	9,305	13,958		149,997
PSA (TSR)	3/2/20	1/22/20				2,326	9,305	13,958		149,159
RSA	3/2/20	1/22/20							18,610	299,993

(1)

The Compensation Committee and the Board approve the dollar value of the PSAs and RSAs and set the grant date and the method of determining the number of shares subject to the awards at the January meeting. The number of shares is equal to the set dollar value divided by the closing price of the Company’s common stock on the day before the grant date.

2021 PROXY STATEMENT    51

(2)

There is no minimum guaranteed payment or vesting. If performance under the non-equity incentive plan is below the threshold, the executive receives no cash incentive compensation.  If performance is below the threshold for the ROATCE- or TSR-based equity awards, none of the performance equity awards vest.

(3)

The shares underlying performance share awards (PSA) reported in columns (f) - (h) were issued under the 2013 Plan and vest three years following the award date to the extent that the Company’s total shareholder return achieves specified targets as compared to the KRX total return index for the "PSA (TSR)" awards and that the Company’s return on average tangible common equity achieves specified targets compared to a Compensation Committee selected group of peers for the "PSA (ROATCE)" awards.

(4)	The shares underlying restricted stock awards (RSA) reported in column (i) were issued under the 2013 Plan and vest 33.33% per year over three years, beginning one year following the award date.
(5)

Column (l) shows the aggregate grant date fair value associated with PSAs and RSAs, as determined in accordance with FASB ASC 718, Stock Compensation. The assumptions used to calculate fair value are described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K.

(6)

Ms. Delorier's position with the Company was eliminated in 2020. Ms. Delorier is not eligible to receive payment of the 2020 non-equity incentive compensation or vesting of the listed equity awards, and none of the equity awards vested early.

52    UMPQUA HOLDINGS CORPORATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table shows information concerning unvested restricted stock awards held by each named executive officer as of December 31, 2020.  All awards were made under the shareholder approved 2013 Plan.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

(a)(1)	(g)(2)	(h)(3)	(i)(4)	(j)(5)

O’Haver
2/2/18			77,768	$1,177,408
2/4/19			53,072	$803,510
2/4/19			53,072	$803,510
3/2/20	39,081	$591,686
3/2/20			45,595	$690,308
3/2/20			45,595	$690,308

Farnsworth
2/2/18	3,659	$55,397
2/2/18			16,469	$249,341
2/4/19	8,938	$135,321
2/4/19			10,055	$152,233
2/4/19			10,055	$152,233
3/2/20	20,161	$305,238
3/2/20			10,080	$152,611
3/2/20			10,080	$152,611

Nixon
2/2/18	2,745	$41,559
2/2/18			12,352	$187,009
4/17/18	1,560	$23,618
4/17/18			7,020	$106,283
2/4/19	10,428	$157,880
2/4/19			11,731	$177,607
2/4/19			11,731	$177,607
3/2/20	24,813	$375,669
3/2/20			12,406	$187,827
3/2/20			12,406	$187,827

Ognall
2/2/18	2,135	$32,324
2/2/18			9,607	$145,450
2/4/19	5,214	$78,940
2/4/19			5,865	$88,796
2/4/19			5,865	$88,796
3/2/20	10,856	$164,360
3/2/20			5,428	$82,180
3/2/20			5,428	$82,180

Shotwell
2/2/18	2,440	$43,188
2/2/18			10,979	$166,222
2/4/19	5,958	$105,457
2/4/19			6,703	$101,483
2/4/19			6,703	$101,483
7/22/19	6,666	$100,923
3/2/20	13,182	$199,575
3/2/20			6,591	$99,788
3/2/20			6,591	$99,788

Delorier	—	$ —	—	$ —

(1)	The grant date of each award is noted below the name of each named executive officer.

2021 PROXY STATEMENT    53

(2)	Number of shares of restricted stock awards that have not vested as of December 31, 2020, each award vests 33.3% per year over a three-year period, beginning one year following the date of grant.
(3)	Aggregate market value of restricted stock awards that have not vested as of December 31, 2020, using the closing price of Umpqua stock of $15.14 on December 31, 2020.
(4)	Shares issuable upon vesting of LTI (assuming target vesting of 100%).
(5)

Aggregate market value of performance share awards that have not vested as of December 31, 2020, using the closing price of Umpqua stock of $15.14 on December 31, 2020 (assuming target vesting of 100%).

“IN THE MONEY” OPTIONS AT FISCAL YEAR-END

There were no stock options outstanding as of December 31, 2020.

OPTION EXERCISES AND STOCK VESTED

This table shows the number of restricted shares (RSAs and PSAs) that vested during the fiscal year ended December 31, 2020.  In each case the Company received all required tax withholding. None of the named executive officers exercised stock options in 2020.

	Stock Awards

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting

(a)	(d)(1)	(e)(2)
O’Haver	89,448	$1,727,186
Farnsworth	41,251	$789,487
Nixon	28,453	$531,763
Ognall	23,676	$453,060
Shotwell	23,901	$431,814
Delorier	28,041	$510,704

(1)	Each of the named executive officers received a smaller "net" number of shares after tax withholding.
(2)	Includes the amount of deferred dividends paid upon vesting to O'Haver--$215,515, Farnsworth--$89,764, Nixon--$57,313, Ognall--$51,430, Shotwell--$45,237 and Delorier--$55,878.

PENSION BENEFITS

There were no pension benefits outstanding for the named executive officers.

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan	Executive Contributions in 2020	Registrant Contributions in 2020	Aggregate Earnings in 2020	Aggregate Balance at December 31, 2020

(a)		(b)(1)	(c)	(d)(2)	(e)
O’Haver	SRP/DCP	$-	$-	$20,212	$190,987
Farnsworth	SRP/DCP	$-	$-	$7,718	$109,314
Nixon	SRP/DCP	$99,000	$-	$22,344	$222,577
Ognall	SRP/DCP	$-	$-	$8,404	$65,766
Shotwell	SRP/DCP	$56,641	$-	$75,164	$656,352

(1)

Discretionary deferrals from salary or annual incentive compensation. All amounts deferred are included in the Salary or Non-Equity Incentive Plan Compensation disclosures in the Summary Compensation Table.

(2)	Amounts reflect change in market value including dividends paid and interest earned, but exclude fees paid by participants.

54    UMPQUA HOLDINGS CORPORATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the benefits payable to the named executive officers upon termination of employment for various reasons, including a change in control of the Company.  See the summary of the executive’s employment agreement following the Summary Compensation Table for a description of how the severance and change in control benefits are calculated.  For purposes of this table, it is assumed that the change in control and termination of employment occurred on December 31, 2020.

Name of Executive and Triggering Events	Cash	Equity Value (1)

O’Haver
Death/disability	—	$2,547,742
Involuntary termination (3,5)	$3,482,000	—
Voluntary resignation/retirement	—	—
Qualifying termination following change in control (4,5)	$4,352,000	$4,756,731
Retention payment if employed 12 months following change in control (6)	$1,741,000	—

Farnsworth
Death/disability (2)	$100,000	$520,315
Involuntary termination (3,5)	$500,000	—
Voluntary resignation/retirement	—	—
Qualifying termination following change in control (4,5)	$1,664,000	$1,354,985
Retention payment if employed 12 months following change in control (6)	$832,000	—

Nixon
Death/disability	—	$607,610
Involuntary termination (3,5)	$550,000	—
Voluntary resignation/retirement	—	—
Qualifying termination following change in control (4,5)	$1,830,400	$1,622,887

Ognall
Death/disability	—	$299,710
Involuntary termination (3,5)	$440,000	—
Voluntary resignation/retirement	—	—
Qualifying termination following change in control (4,5)	$1,377,980	$763,026

Shotwell
Death/disability	—	$375,111
Involuntary termination (3,5)	$410,000	—
Voluntary resignation/retirement	—	—
Qualifying termination following change in control (4,5)	$1,273,126	$1,207,718

Delorier
Involuntary termination (3,5,7)	$500,000	—

(1)	Dollar value of restricted stock and performance share awards that would vest upon the event calculated at $15.14 per share, the closing price of Umpqua’s stock on December 31, 2020.
(2)	Bank owned life insurance (BOLI) death benefit, providing for a payment if death occurs while employed. Excludes amounts payable under company-wide group life and disability plans.
(3)

Involuntary termination includes termination without “cause” by the Company and termination for “good reason” (material reduction in base salary not shared by other executives or involuntary relocation) by the executive officer. Cash payments at December 31, 2020 would have been two years’ base salary (Mr. O’Haver) or one years’ base salary (all other named executive officers) paid over time.

(4)

Triggering events are termination without “cause” or executive termination for “good reason” within one year following a change in control. Cash payments at December 31, 2020, would have been 30 months’ base salary and 250% of prior year incentive (Mr.

2021 PROXY STATEMENT    55

O’Haver) and two years’ base salary and 200% of prior year incentive (all other named executive officers). Change in control termination benefits are in lieu of severance benefits and are paid over time.

(5)	Receipt of benefits are conditioned upon the executive not competing with the Company or soliciting the Company’s employees or customers and releasing claims against the Company.
(6)

Retention benefits are payable in lieu of severance and change in control benefits if the executive remains employed for a period of twelve months following a change in control and no other change in control benefits are payable under their employment agreements.

(7)	Ms. Delorier is receiving the benefit disclosed following the elimination of her position in 2020.

Change in control benefits for all executive officers of the Company are subject to reduction to the extent that they exceed the safe harbor amount calculated under Code Section 280G. The following table shows how the change in control cash benefit is calculated for those named executive officers whose benefit would be reduced under Section 280G.

Name	Present Value of Cash Component of Change in Control Benefit Under Employment Agreement	Less Maximum Potential §280G Cutback (1)	Net Change in Control Cash Benefit

O’Haver	$5,513,798	$(3,714,981)	$1,798,817
Farnsworth	$1,929,538	$ —	$1,929,538
Nixon	$2,214,501	$(371,652)	$1,842,849
Ognall	$1,596,322	$ —	$1,596,322
Shotwell	$1,486,773	$(55,781)	$1,430,992

(1)

This calculation does not reflect the value of the non-compete provisions of the employment agreements, which we believe would reduce the amount of the cutback and, therefore, increase the net change in control cash benefit.

PAY RATIO DISCLOSURE

The 2020 total compensation for our median employee was $67,587 and was $4,322,852 for our CEO. The resulting ratio of our CEO’s pay to the pay of our median employee for 2020 is 64 to 1.

We identified the median employee by examining the 2020 total compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2020. We included all employees, whether employed on a full-time, part-time or seasonal basis. We annualized the compensation for full-time and part-time employees that were not employed by us for all of 2020. We calculated the median employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement.

56    UMPQUA HOLDINGS CORPORATION

Questions and Answers About Voting

and the Shareholder Meeting

Q:	Why did I receive the proxy materials?
A:

We have made the proxy materials available to you over the internet or, in some cases, mailed paper copies to you because the Board is soliciting your proxy to vote your shares of our common stock at the annual meeting to be held on April 20, 2021 and at any adjournments or postponements of this meeting.

Q:	What is a proxy?
A:

We are asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “proxy card” or a “voting instruction form." If you are the record holder of your shares, a “proxy card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to instruct your broker (or other nominee) how to vote. In this proxy statement, the term “proxy card” means both the voting instruction form and proxy card unless otherwise indicated.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?
A:

The Securities and Exchange Commission’s (“SEC”) notice and access rule allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, on or before March 5, 2021 we sent a notice to most of our shareholders by mail or e-mail containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.

We provided shareholders who have previously asked to receive paper copies and shareholders who are participants in our benefit plans with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet. If you received paper copies of the notice or proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to shareholders by signing up to receive all of your future proxy materials electronically, as described under “How can I receive my proxy materials electronically in the future?” below.

Q:	What are shareholders being asked to vote on at the annual shareholder meeting?
A:	You will vote on:

Item 1: Election of eleven directors to serve until the next annual meeting of shareholders and his or her successor is elected and qualifies or there is a decrease in the number of directors.

Item 2: Ratification (non-binding) of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021.

Item 3: Advisory (non-binding) vote on the Company’s executive compensation program.

The Board of Directors recommends that you vote “FOR” each director nominee and "FOR" each of the other proposals.

2021 PROXY STATEMENT    57

Q:	What do I need to do now?
A:	Please carefully read this document. Then, vote your shares by following the instructions from your broker if your shares are held in “street name,” or by one of the following methods:
•	If you received these materials by mail, mark, sign, date and return your proxy card in the enclosed return envelope as soon as possible
•	Call the toll-free number on the proxy card and follow the directions provided
•	Go to the website listed on the proxy card and follow the instructions provided
•	Attend the shareholder meeting and vote during the meeting. If a broker holds your shares in “street name,” you will need to get a legal proxy from your broker to vote during the meeting

Voting by phone or on the internet has the same effect as submitting a properly executed proxy card.

Q:	What are my choices when voting?
A:	When you cast your vote on:
•	ELECTION OF DIRECTORS: You may vote in favor of electing the nominees as directors or vote against one or more nominees or you may abstain from voting
•	OTHER MATTERS: You may cast your vote in favor of or against the proposal, or you may abstain from voting
Q:	What if I abstain from voting?
A:

If your shares are represented at the annual meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted as present to determine if there is a quorum.

Q:	Who is eligible to vote?
A:

Holders of record of Umpqua common stock at the close of business on February 12, 2021 are eligible to vote at Umpqua’s annual meeting of shareholders.  As of that date, there were 220,411,086 shares of Umpqua common stock outstanding held by 4,395 holders of record, a number that does not include beneficial owners who hold shares in “street name.”

Q:	How many shares are owned by Umpqua’s directors and executive officers?
A:

As of February 12, 2021, Umpqua’s directors and executive officers beneficially owned 1,244,990 shares entitled to vote at the annual meeting, constituting less than 1.0% of the total shares outstanding and entitled to vote at the meeting.

Q:	What if I hold shares of Umpqua common stock in an Umpqua benefit plan?
A:

You will be given the opportunity to instruct the trustee of the Umpqua Bank 401(k) and Profit Sharing Plan and the Supplemental Retirement/Deferred Compensation Plan how to vote the shares that you hold in your account.  To the extent that you do not timely give such instructions, the trustee will vote all unvoted shares held in the 401(k) Plan in proportion to the voted shares, and the trustee will vote the unvoted shares in the Supplemental Retirement/Deferred Compensation Plan as recommended by the Board.

Q:	Can I change my vote after I have mailed my signed proxy card or voted by telephone or electronically?
A:	Yes. If you have not voted through your broker, you can do this by:
•	Calling the toll-free number on the Notice and Access Card or proxy card not later than the cut-off time indicated and following the directions provided
•	Going to the website listed on the Notice and Access Card or proxy card, following the instructions provided and submitting your change not later than the cut-off time indicated
•	Submitting a properly executed proxy prior to the meeting bearing a later date than your previous proxy
•	Notifying Umpqua’s corporate Secretary, in writing, of the revocation of your proxy before the meeting

58    UMPQUA HOLDINGS CORPORATION

•	Voting in person at the meeting, but simply attending the meeting will not, in and of itself, revoke a proxy

If you voted through your broker, please contact your broker to change or revoke your vote.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A:

Yes, but only if you give your broker instructions.  If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker.  Your broker will vote your shares if you provide instructions on how to vote.  If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors or any other item of business. Your broker is not required to vote your shares if you do not provide instructions.

Q:	Can I attend the shareholder meeting even if I vote by proxy?
A:	Yes. All shareholders are welcome to attend.
Q:	Why did I receive more than one Notice and Access Card or multiple proxy cards?
A:	You may receive multiple cards if you hold your shares in different ways (e.g. joint tenancy, in trust or in custodial accounts). Please vote each proxy card that you receive.
Q:	How do you determine a quorum?
A:

Umpqua must have a quorum to conduct any business at the annual meeting.  Shareholders holding at least a majority of the outstanding shares of Umpqua common stock as of the record date must attend the meeting in person or by proxy to have a quorum.  Umpqua shareholders who attend the meeting or submit a proxy but abstain from voting on a given matter will have their shares counted as “present” for determining a quorum.  Broker non-votes will also be counted as “present” for establishing a quorum.

Q:	What is a broker non-vote?
A:

Under New York Stock Exchange (“NYSE”) Rule 452, brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers.  Although Umpqua is listed on NASDAQ, Rule 452 affects us since most of the common shares held in “street name” are held with NYSE member-brokers.  The ratification of our independent registered public accounting firm currently qualifies as a “routine” matter. Your broker, therefore, may vote your shares in its discretion on that routine matter if you do not instruct your broker how to vote on them. Your broker is prohibited from voting your shares on non-routine matters unless you have given voting instructions on that matter to your broker. The election of directors and say-on-pay matter are non-routine matters under Rule 452. If you do not give voting instructions with respect to these matters your broker will need to return a proxy card without voting on these non-routine matters, which is referred to as a “broker non-vote” or sometimes referred to as “uninstructed shares.”

Q:	How do you count votes?
A:

Each share is entitled to one vote.  The named proxies will vote shares as instructed.  In the election of directors, each share is entitled to one vote for each director position to be filled, and shareholders may not cumulate votes.  You may vote “For” or “Against” or “Abstain” from voting with respect to each director nominee and each of the other proposals.  A representative of Computershare, our transfer agent, will count the votes and serve as our inspector of elections.

Q:	Is my vote confidential?
A:

We maintain the confidentiality of the votes of individual shareholders. We believe that ballots, proxy forms, and voting instructions returned to brokerage firms, banks, and other holders of record are kept confidential by those third parties. Only the proxy solicitor, the proxy tabulator, and the inspector of election have access to the ballots, proxy forms, and voting instructions. Umpqua associates involved in shareholder relations have online access to votes cast by registered shareholders but we have not historically accessed that information.  The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms, and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to assert or defend legal claims, to determine compliance with law or as otherwise required by law. If you write comments on your proxy card or ballot, or attach materials to your proxy card or ballot, management may learn how you voted in reviewing your comments and, therefore, such information will not be confidential.

2021 PROXY STATEMENT    59

Q:	Who pays the cost of proxy solicitation?
A:

Umpqua pays the cost of soliciting proxies.  We have hired D. F. King & Co. to solicit proxies for this meeting and we will pay their fees of $17,500 plus out of pocket costs.  Proxies will be solicited by mail, telephone, facsimile, e-mail and personal contact.  We may reimburse brokers and other nominee holders for their expenses in sending proxy material and obtaining proxies.  In addition to solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone, fax, e-mail or letter, without extra compensation.

Q:	How can I receive my proxy materials electronically in the future?
A:

Although you may request paper copies of the proxy materials, we would prefer to send proxy materials to shareholders electronically. Shareholders who sign up to receive proxy materials electronically will receive an e-mail prior to next year’s annual meeting with links to the proxy materials, which may result in faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election. To receive proxy materials electronically by e-mail in the future, please have your proxy card available and follow the instructions on the notice.

If you have previously elected electronic delivery of our proxy materials, but wish to receive paper copies for the annual meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

Q:	Are there any rules regarding accessing the virtual annual meeting?
A:

Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Before we will admit you to the meeting, we must be able to confirm that you are a shareholder—you will be required to enter your unique 16-digit Control IR to access the virtual meeting. We may ask you for additional information.

Q:	Where do I get more information?
A:

If you have questions about the meeting or submitting your proxy, or if you need additional copies of this document or the proxy card, you should contact investorrelations@umpquabank.com  or Umpqua Holdings Corporation, Attention: Andrew Ognall, One SW Columbia Street, Suite 1200, Portland, OR  97204, or by phone at 503-727-4100. If your shares are held in street name, you should contact your broker for additional information regarding voting and copies of materials. This proxy statement and the Company’s annual report to shareholders are available at: https://www.umpquabank.com/investor-relations

60    UMPQUA HOLDINGS CORPORATION

Company logo VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com   Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have the proxy card in hand when accessing the web site and follow the instructions to obtain records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/UMPQ2021  Shareholders may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have the proxy card in hand when calling and then follow the instructions.  VOTE BY MAIL  Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. UMPQUA HOLDINGS CORPORATION  ATTN: ANDREW OGNALL  ONE SW COLUMBIA STREET, SUITE 1200  PORTLAND, OR 97204  D32699-P48941-Z79369  UMPQUA HOLDINGS CORPORATION  The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 3.  1. The Board has nominated the following 11 directors, including our CEO, for election to serve until the 2022 Annual Meeting and qualification and election of their successors:  Abstain  For  Against  Nominees: 1a. Peggy Fowler  For  Against  Abstain 1b. Stephen Gambee  1j. Bryan Timm  1k. Anddria Varnado  1c. James Greene  2. RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM.  The Audit and Compliance Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021.   1d. Luis Machuca  1e. Maria Pope  3. ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY).  We are requesting a vote on the following resolution: "RESOLVED, that the shareholders approve the compensation of the named executive officers as described in the Compensation Discussion and Analysis and the tabular and accompanying narrative disclosure of named executive officer compensation in the Proxy Statement for the 2021 Annual Meeting of Shareholders."1f. Cort O’Haver 1g. John Schultz 1h. Susan Stevens 1i. Hilliard Terry  Please sign exactly as the shareholder name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY   D32699-P48941-Z79369 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice of Meeting, Annual Report and Proxy Statement are available at www.proxyvote.com. D32700-P48941-Z79369 Proxy — UMPQUA HOLDINGS CORPORATION  Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — April 20, 2021 Peggy Fowler and Cort O’Haver, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present or present by remote communication, at the Annual Meeting of Shareholders of Umpqua Holdings Corporation to be held on April 20, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side